                                                                     EXHIBIT 4.5

Recording at the Request of and
when Recorded Mail Original to:

Latham & Watkins
633 W. Fifth Street, Suite 4000
Los Angeles, California 90071
Attention:  Dena Bloom, Esq.



                       DEED OF TRUST TO PUBLIC TRUSTEE,
                    SECURITY AGREEMENT, FIXTURE FILING AND
              ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS

                           (GILPIN COUNTY, COLORADO)



          THIS DEED OF TRUST TO PUBLIC TRUSTEE, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS (as the same may be amended, supplemented or otherwise modified from time to time, this "Deed of Trust") is made and entered into as of August 20, 1997 by ISLE OF CAPRI BLACK HAWK L.L.C., a Colorado limited liability company (the "Company"), whose address is c/o Casino America Inc., 711 Washington Loop, Biloxi, Mississippi 39530 and whose federal taxation identification number is 84-1422931, and by ISLE OF CAPRI BLACK HAWK CAPITAL CORP., a Colorado corporation ("Capital Corp." and, together with the Company and any successor or assign thereof, collectively, the "Trustors" and each, a "Trustor") and whose address is c/o Casino America, Inc., 711 Washington Loop, Biloxi, Missouri 39530 and whose federal taxpayer identification number is 91-1842690, to the PUBLIC TRUSTEE OF THE COUNTY OF GILPIN, COLORADO ("Trustee"), for the benefit of IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, whose address is One State Street, New York, New York 10004, in its capacity as trustee under the Indenture referred to below ("Beneficiary") for its benefit and the benefit of the Holders (as defined herein).

                                   RECITALS

          A. Beneficiary and Trustors are the parties to that certain Indenture dated as of August 20, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"). Unless otherwise defined herein, capitalized terms used in this Deed of Trust shall have the meanings given such terms in Annex A attached hereto.

          B. Trustors have, under the Indenture, issued their 13% First Mortgage Notes Due 2004 With Contingent Interest in the original principal amount of $75,000,000 (together with any amendments, supplements, modifications, renewals or extensions thereof and any notes issued in replacement thereof or exchange therefor from time to time, the "Notes"). The Notes, the Indenture, the Collateral Documents and all other documents, agreements and instruments (in each case, as amended, supplemented or otherwise modified from time to time) now or hereafter executed and delivered in connection with the Indenture and transactions described therein are collectively hereinafter referred to as the "Transaction Documents."

          C. The Indenture requires that the obligations of Trustors under the Notes, the Indenture and the other Transaction Documents be secured by liens and security interests covering certain property of Trustors. In connection therewith, Trustors are executing and delivering this Deed of Trust in accordance with the Indenture.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Trustors agree as follows:

                      ARTICLE I - GRANT OF DEED OF TRUST

     1.1  Grant of Deed of Trust.  Each Trustor does hereby irrevocably grant,
          ----------------------
assign, bargain, convey, transfer, warrant and set over unto Trustee, IN TRUST, WITH POWER OF SALE, under and subject to the terms and conditions hereof, for the benefit and security of Beneficiary and for the ratable benefit and security of the Holders, all of such Trustor's right, title and interest in and to all of the following property, to the extent assignable under applicable law, whether now owned or hereafter acquired (collectively, the "Trust Property"):

          (a) the real property described in Exhibit A attached hereto and by
                                             ---------
this reference incorporated herein, including, without limitation, all air rights with respect thereto (the "Land");

          (b) any and all buildings, constructions, facilities and fixtures, pipelines and all other improvements now on, or hereafter located or constructed on or in, the Land or any portion thereof (collectively, "Improvements"), and all fixtures, construction materials, goods (including, without limitation, consumer goods, equipment and inventory) and other articles of real and personal property which are now or hereafter affixed to, placed upon or used in connection with the Trust Property;

          (c) tenements and hereditaments of whatever kind or description and wherever situated and all of such Trustor's right, title and interest in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, any and all sidewalks, and any land lying between the boundaries of the Land and the center line of any adjacent street, road, avenue or alley, whether existing, vacated or proposed;

          (d) any and all furniture, fittings and fixtures (whether actually or constructively attached, and including all trade fixtures), equipment, machinery (including, without limitation, any and all equipment, machinery and apparatus used for or in connection

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with maintaining and operating gaming facilities, gaming devices including slot machines, poker tables and blackjack tables, lodging, restaurants, bars or entertainment facilities), appliances, construction materials, personal property, supplies, tools, paintings, sculptures, murals, art work, books, and now or hereafter or from time to time situated on, in or under the Land and/or any Improvements or used or usable in connection with any present or future use of the Land, whether or not affixed to the realty, including, but not limited to, power, lighting, heating, electrical, ventilating, air conditioning, gas, electricity, water sprinkling and sprinkler protection, mechanical and plumbing materials, waste removal, refrigeration, ventilation, freezing, laundry, incinerating and power equipment; fixtures and supplies; fences and fencing; water and power systems; irrigation systems and equipment; plumbing, lifting, cleaning, fire prevention, fire extinguishing, ventilating, cooling and communication apparatus and equipment; engines; boilers; furnaces; elevators; escalators; pipes; pumps; tanks; switchboards; ducts; conduits; conveyor belts; motors; refrigeration facilities plants; vacuum cleaning systems; awnings; shrubbery, trees, vines and other plants of every kind and nature; ranges; furnaces; ovens; burners; refrigerators; cabinets; dishwashers; disposals; shades; awnings; blinds; drapes; attached floor coverings, including carpeting; screens, storm doors and windows; rugs and carpets; draperies; beds, bureaus, chests, desks, lamps, bookcases, tables, chairs and couches; radios and television sets; china, glassware, silverware, tableware, linens, towels, bedding and blankets; kitchen equipment and utensils; bars and bar fixtures; uniforms; safes, vaults, cash registers, accounting and duplicating machines; statuary, hangings, mirrors, decorations, pictures and ornaments;

          (e) all contract rights of whatever nature, whenever acquired, relating to the other Trust Property described in this Section 1.1, including,
                                                       -----------
without limitation, architectural and engineering plans, plans and specifications, drawings, tests, reports or studies relating to the construction and Improvements on or to the Land, contracts for goods or services and management contracts, all warranties and guaranties under such contracts and all rights under architects' contracts, construction contracts, supply contracts, completion bonds, performance bonds and payment bonds, all accounts, general intangibles, documents, instruments and chattel paper arising from or in connection with such other Trust Property, including all books and records in connection therewith, all rights, claims, suits or demands that such Trustor now has or may hereafter acquire with respect to any damage to the Collateral (as defined below);

          (f) any and all rights of such Trustor under any leases or other agreements entered into by such Trustor (as a "landlord," "sublandlord," "lessor," "sublessor" or similar capacity) now in existence or hereafter arising and providing for the use and occupancy of all or any portion of the Trust Property (each, as amended, supplemented or otherwise modified from time to time, a "Tenants Lease," and collectively, the "Tenants Leases");

          (g) any and all additions, betterments and improvements hereafter acquired or constructed upon or in connection with any other property, real or personal, now or at any time hereafter subject to the lien of this Deed of Trust;

          (h) any and all easements, rights of way, servitudes, surface rights, interests in land, permits, licenses, grants affecting land, and all amendments thereof, relating or appurtenant to the Land and/or any of the Improvements, fixtures, personal property, easements, rights, interests and/or other items described in this Section 1.1, now or hereafter belonging or pertaining to the Land,
     -----------
including, without limitation, all franchises, privileges, reservations, allowances, immunities, powers, rights, ordinances, permits, licenses, grants, leases, consents, possessory and prescriptive rights of such Trustor in, on, over, under, across and through lands, roads, highways, railroads, canals, channels, waterways, ditches, bridges or structures, or elsewhere, together with such Trustor's interest (now owned or hereafter acquired) in all fixtures, Improvements and personal property now or hereafter from time to time situated on, in, over, under, across or through, attached to or used in connection with such Trust Property and all rights and appurtenances incident thereto;

          (i) any and all rights, powers, franchises, privileges, immunities, permits and licenses now or hereafter owned or possessed by such Trustor that now or at any time hereafter may be necessary or useful for, or appurtenant to, the use, operation, management, maintenance, renewal, alteration or improvement of any of the other Trust Property;

          (j) all income, rents, receipts, security or similar deposits, revenues, issues, royalties, profits, earnings, products and proceeds from any and all of the Land or any buildings or other Improvements, now owned or hereafter acquired (collectively, the "Rents, Issues and Profits"), together with the right to collect and apply the same to any indebtedness secured hereunder, subject, however, to the right hereafter given to such Trustor to collect the Rents, Issues and Profits as long as such Trustor is not in default hereunder;

          (k) any and all rights and estates in reversion or remainder;

          (l) all oil and gas or other mineral rights in or pertaining to the Land and all royalty, leasehold and other rights of such Trustor pertaining thereto, now owned or hereafter acquired;

          (m) all monies in the possession of Beneficiary or any Holder (including, without limitation, retainages and deposits for taxes and insurance), and all refundable utility, tenant, escrow and governmental fees and deposits, and all refundable fees and deposits of every other nature, now owned or hereafter acquired;

          (n) any and all rights to obtain water, sewer and other services from municipalities and service districts;

          (o) all water and water rights, ditches and ditch rights, reservoirs and storage rights, wells and well rights, springs and spring rights, groundwater rights (whether tributary, nontributary or not-nontributary), water contracts, water allotments, water taps, shares in ditch or reservoir companies, and all other rights of any kind or nature in or to the use of water, which are appurtenant to, historically used on or in connection with, or located on or under the Land, including, without limitation, shares of stock evidencing the foregoing and all deposits made with or other security given to utility companies by such Trustor with respect to the Land or any buildings or other Improvements, together with any and all easements, rights of way, fixtures, personal property, contract rights, permits or decrees associated with or used in connection with any such rights;

          (p) all shrubbery, trees, vines, flowers, plants and landscaping features of every kind and nature and all crops of every type and nature, annual and perennial, now or hereafter located on, under or above the Land, all harvested crops wherever stored and any document of title or other document representing a storage obligation, including, but not limited to, warehouse receipts, negotiable or nonnegotiable, which may be received for crops in which such Trustor has any right, title or interest wherever stored;

          (q) all claims or demands relating to insurance which such Trustor now has or may hereafter acquire with respect to any Trust Property, including, without limitation, all advance payments of insurance premiums made by such Trustor with respect thereto;

          (r) all awards and payments, including, without limitation, interest payments, resulting from the exercise of any right of condemnation or eminent domain or from any other public or private taking of, injury to or decrease in the value of, any of the Land or Improvements, or any agreement or conveyance in lieu of any such action;

          (s) all goods, inventory, equipment, building and other materials, supplies, and other tangible personal property of every nature now owned or hereafter acquired by such Trustor and used or intended for use in the construction, development, or operation of the Land or any Improvements (including, without limitation, all opened and unopened food and liquor supplies);

          (t) all of the records and books, computer programs, tapes, discs, software and other like records and information now or hereafter maintained by or on behalf of such Trustor in connection with the use of the Land and the Improvements;

          (u) all franchise, operating and management agreements, liquor and gaming licenses (in each case, to the full extent legally assignable), restaurant, occupancy, hotel, motel and other licenses, permits and authorizations relating to the operation of the Improvements;

          (v) deposit accounts and other bank or similar accounts of such Trustor (together with all amounts in any such accounts), monies, accounts, accounts receivable, contract rights and general intangibles (whether now owned or existing or hereafter created or acquired, and including proceeds thereof) relating in any way to, or arising in any manner from, such Trustor's ownership, use, operation, leasing, or sale of all or any part of the property, rights and interests described in this Section 1.1 (including, without limitation, all
                            -----------
monies, rents, receipts, proceeds and compensation of every kind whatsoever received by or on behalf of such Trustor and produced from (i) the use or occupancy of all or any part of the Improvements by the public or others, for lodging, dwelling, office or residential purposes, (ii) gains arising from the sale or other disposition of capital assets, including furniture, fixtures and equipment, (iii) compensation awards, or proceeds in lieu thereof, (iv) all food and beverage sales, (v) garage and parking rentals, (vi) meeting space rental, (vii) telephone, telecopy and telex income, (viii) income from vending machines and newsstands, (ix) recreational fees, (x) hotel rentals; and (xi) entertainment revenues;

          (w) any other real property acquired by such Trustor after the date hereof whether or not it is adjacent or contiguous to the Land, and is acquired by such Trustor as a continuation, completion, correction or supplement to the Land;

          (x) any and all other rights and interests of every name and nature in all property, whether real, personal or mixed, tangible or intangible, now or hereafter owned or leased by such Trustor, forming a part of or used in connection with or relating to the Land and the construction, operation and convenience of the Improvements (including without limitation, any excavation permits and other permits issued by Governmental Authorities);

          (y) subject to the provisions and limitations contained in the Indenture, all proceeds of any sales or other dispositions of the property or rights described in the foregoing clauses to this Section 1.1 or any part
                                                  -----------
thereof whether voluntary or involuntary, provided, however, that the foregoing shall not be deemed to permit such sales, transfers, or other dispositions except as specifically permitted herein;

          (z) to the extent permitted by applicable law, all of such Trustor's right, title, and interest in and to any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights and contract rights) now or hereafter obtained by such Trustor from any governmental authority having or claiming jurisdiction over the Land, the FF&E, the Project, or any other element of the Trust Property or providing access thereto, or the operation of any business on, at, or from the Land, other than any Gaming Licenses and the Liquor License (including, without limitation, any Gaming Licenses (except for any registrations, licenses, findings of suitability or approvals issued by the Gaming Authority or any other gaming licenses which are non-assignable); provided, that upon an Event of Default
                                    --------
hereunder or under the Indenture, if Beneficiary is not qualified under the Gaming Laws to hold such Gaming Licenses, then Beneficiary shall designate an appropriately qualified third party to which an assignment of such Gaming Licenses can be made in compliance with the Gaming Laws;

          (aa) any and all monies and other property, real or personal, which may from time to time be subjected to the lien hereof by such Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Beneficiary pursuant to this Deed of Trust or any Collateral Document, including, without limitation, any protective advances under this Deed of Trust;

          (bb) such Trustor's rights further to assign, sell, lease, encumber or otherwise transfer or dispose of the property described in the foregoing clauses of this Section 1.1, for debt or otherwise, or to evidence or secure a Permitted
        -----------
Lien or Permitted Disposition;

          (cc) all after-acquired property in the same categories as any of the foregoing clauses of this Section 1.1; and all additions and/or accessions to,
                          -----------
and all renewals, substitutions and replacements of any of the foregoing, and all other things of whatsoever kind and in any way or at any time belonging or appurtenant to, or used in connection with, any of the other Trust Property described in this Section; and

          (dd) to the extent not otherwise included in the foregoing, all proceeds and products of any and all of the foregoing and, to the extent permitted by applicable law, proceeds of any and all Gaming and Liquor Licenses even if such Gaming and Liquor Licenses are not subject to the liens granted hereunder and all collateral security and guarantees given by any person with respect to any of the foregoing, and in any event, including, without limitation, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to Beneficiary or to such Trustor from time to time with respect to any of the Trust Property, (ii) payments (in any form whatsoever) made or due and payable to such Trustor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Property by any governmental authority (or any person acting under color of a governmental authority), (iii) products of the Trust Property,
(iv) other amounts from time to time paid or payable under or in connection with any of the Trust Property, and (v) subject to the provisions and limitations contained in the Indenture, whatever is now or hereafter receivable or received by the Trustor upon the sale, exchange, collection or other disposition of any item of Trust Property, whether voluntary or involuntary, including, without limitation, the proceeds of a Permitted Disposition.

               Notwithstanding the foregoing, the Trust Property shall not include FF&E or the proceeds of an FF&E Financing (to the extent that (i) the purchase of such FF&E was not financed with the proceeds of the Notes and (ii) such Trustor is permitted to enter into an FF&E Financing for such FF&E under the Indenture.

          TO HAVE AND TO HOLD the Trust Property unto Trustee, its successors and assigns forever, FOR THE PURPOSE OF SECURING, in such order of priority as Trustee and Beneficiary may elect, the indebtedness and obligations described in
Section 1.3 hereof.
-----------

          Each Trustor, for itself and its successors and assigns, covenants and agrees to and with Beneficiary that, at the time or times of the execution of and delivery of these presents or any instrument of further assurance with respect thereto, such Trustor has good right, full power and lawful authority to assign, grant, convey, warrant, transfer, bargain or sell its interests in the Trust Property in the manner and form as aforesaid, and that the Trust Property is free and clear of all liens and encumbrances whatsoever, except the Permitted Liens, and such Trustor shall warrant and forever defend the Trust Property in the quiet and peaceable possession of Beneficiary and its successors and assigns against all and every Person or Persons lawfully or otherwise claiming or to claim the whole or any part thereof, except for the Permitted Liens. Each Trustor agrees that any greater title to the Trust Property hereafter acquired by such Trustor during the term hereof shall be automatically subject hereto.

     1.2  Status of Title; Defense of Actions and Costs.
          ---------------------------------------------

          Each Trustor has the right to mortgage and convey the Trust Property to Trustee and Beneficiary and will warrant and defend the same to Trustee and Beneficiary and their respective successors and assigns against the lawful claims and demands of every person or party whomsoever claiming or to claim the
same.   Each Trustor agrees to protect, preserve and defend Trustee's and
Beneficiary's interests in the Trust Property and title thereto; to appear and defend this Deed of Trust in any action or proceeding affecting or purporting to affect the Trust Property, the lien or security interest of this Deed of Trust thereon, or any of the rights of Trustee or Beneficiary hereunder, and to pay all reasonable costs and expenses incurred by Trustee or Beneficiary in or in connection with any such action or proceeding, including reasonable attorneys' fees, whether or not any such action or proceeding progresses to judgment and whether or not brought by or against Trustee or Beneficiary. Trustee and Beneficiary shall be reimbursed for any such reasonable costs and expenses in accordance with the provisions of this Deed of Trust and the other Transaction Documents. Trustee or Beneficiary may, but shall not be under any obligation to, appear or intervene in any such action or proceeding, retain counsel therein, defend the same or otherwise take such action therein as it be advised and may settle or compromise the same. In connection therewith Beneficiary or Trustee, as the case may be, in that behalf and for any of such purposes, but without obligation, may expend and advance such sums of money as it reasonably may deem necessary, and shall be reimbursed therefor in accordance with the provisions of this Deed of Trust and the other Transaction Documents.

     1.3  Obligations Secured.  This Deed of Trust is given for the purpose of
          -------------------
securing the payment and performance in full when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all obligations of every type and nature of the Trustors to Trustee, any other trustee under any other Deed of Trust, Beneficiary or any Holder (including, without limitation, any and all amounts which may at any time be or become due and payable and any and all interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Trustor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes, the Capital Completion Commitment, this Deed of Trust, the other Collateral Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, interest, fees, Liquidated Damages, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee or to the Holders that are required to be paid by the Trustors pursuant to the terms of the Indenture, the Notes, the Completion Capital Commitment, this Deed of Trust, any other Collateral Document, or any other document entered into by the Trustors, or either of them, in connection with any of the foregoing (collectively, the "Obligations"). Notwithstanding the scope of such definition, however, for purposes of any provision of Title 38 of the Colorado Revised Statutes, the only "original evidence of debt" secured by this

Deed of Trust is the single counterpart of the Indenture which bears a legend in the following form:

          The counterpart of the Indenture on which this legend appears is, for purposes of Title 38 of the Colorado Revised Statutes, the "original evidence of debt" secured by the Deed of Trust, as defined herein.

In no event shall Trustee require Beneficiary to produce any or all of the Notes or other Loan Documents, other than the single counterpart of the Indenture referred to above, to support Beneficiary's written request for full or partial release of this Deed of Trust or for the sale of the Trust Property by Trustee and each Trustor hereby waives any defense that such single counterpart of the Indenture is not, for purposes of Title 38 of the Colorado Revised Statutes, the "original evidence of debt" secured by this Deed of Trust. Each Trustor shall pay and perform the Obligations at the times and places and in the manner specified in the Notes, the Indenture and the other Transaction Documents. This Deed of Trust shall secure unpaid balances of all loans and other such extensions of credit made to either Trustor under the Transaction Documents, whether made pursuant to an obligation of Beneficiary or any Holder to make such loans or extensions or otherwise. Such Obligations and other extensions of credit may or may not be evidenced by notes executed pursuant to the Indenture. All future advances will have the same priority as the original advance. Any agreement hereafter made by either Trustor and Beneficiary pursuant to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance to the extent allowed by law.

          PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Notes shall have been indefeasibly paid in full at the time and in the manner stipulated herein and all other sums payable hereunder and all other indebtedness secured hereby shall have been indefeasibly paid in full, then in such case, the estate, right, title and interest of Trustee and Beneficiary in the Trust Property shall cease, and upon written notice from Beneficiary that all of the indebtedness secured hereby has been indefeasibly paid in full, cancellation of the Notes, secured hereby, surrender of this Deed of Trust and the Indenture to Trustee and payment by Trustors of Trustee's fees and costs, all other amounts payable to Trustee hereunder and all recording costs, Trustee shall release this Deed of Trust and the Trust Property shall become wholly free of the liens, security interests, conveyances and assignments created and evidenced hereby.

     1.4  After-Acquired Property.  If either Trustor hereafter acquires (a) any
          -----------------------
property that is of the kind or nature described in Section 1.1 hereof and is or
                                                    -----------
is intended to become a part thereof, or (b) an interest in any of the Trust Property greater than the interest now held, then such property or interest shall, immediately upon such acquisition, become subject to the lien of this Deed of Trust as fully and completely and with the same effect as though now owned by such Trustor and specifically described herein, without need for the delivery and/or recording of a supplement to this Deed of Trust or any other instrument, all to the extent permitted by applicable law; but nevertheless such Trustor shall from time to time, if requested by Beneficiary and at such Trustor's expense, execute and deliver any and all such further assurances, conveyances and assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting to the lien of this Deed of Trust any and all such property or interest.

     1.5  Security Agreement; Fixture Filing.  As additional security for the
          ----------------------------------
Obligations, each Trustor grants to Beneficiary a security interest in the Trust Property. This Deed of Trust shall also, as to any part of the Trust Property that may or might now or hereafter be deemed to be personal property, fixtures or other property covered by Article 9 of the Colorado Uniform Commercial Code (the "Personal Property"), be deemed to constitute a security agreement, and each Trustor, as debtor, hereby grants to Beneficiary, as secured party, a security interest therein pursuant to the Colorado Uniform Commercial Code. To the extent that any Personal Property has been or may be acquired with funds advanced under the Transaction Documents, this security interest granted hereunder is a purchase money security interest. Each Trustor agrees, upon request of Beneficiary, and at such Trustor's expense, to execute any supplements to this Deed of Trust, any separate security agreement and any financing statements and continuation statements in order to include specifically said Personal Property or otherwise to perfect the security interest granted hereby. Upon the occurrence and continuance of any Event of Default, Beneficiary shall have all of the rights and remedies therein provided or otherwise provided by law or by this Deed of Trust, including, but not limited to the right to require Trustors, or either of them, to assemble the Personal Property and make it available to the Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Beneficiary sends such notice to Trustors at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Beneficiary first to the reasonable expenses in connection therewith, including reasonable attorneys' fees and legal expenses incurred, and then to payment of the other Obligations. The parties hereto further agree that any sale of the Personal Property held contemporaneously with any sale of the Land or other Trust Property and upon the same notice as required in the Colorado Uniform Commercial Code shall be deemed to be a public sale conducted in a commercially reasonable manner. With respect to any Personal Property that has become so attached to the real property covered hereby that an interest therein arises under the real property law of the State of Colorado, this Deed of Trust shall also constitute a financing statement and a fixture filing under Sections 4-9-313 and 4-9-402(6) of the Colorado Uniform Commercial Code.

             ARTICLE II - COVENANTS CONCERNING THE TRUST PROPERTY

     2.1  Taxes and Governmental Impositions.
          ----------------------------------

          (a) Payment.  Subject to Section 2.1(c), each Trustor will pay, or
              -------              --------------
cause to be paid, prior to delinquency, all taxes, assessments, charges, fees including gaming and liquor license fees, fines and impositions of every nature whatsoever charged, imposed, levied or assessed or to be charged, imposed, levied or assessed upon or against the Trust Property or any part thereof, or upon the interest of Trustee or Beneficiary in the Trust Property, including without limitation (i) all income taxes (excluding income taxes of Trustee or Beneficiary), assessments and other governmental charges lawfully levied and imposed by the United States or any state, county, municipality or other taxing or assessing authority in respect of the Trust Property or any part thereof, (ii) all non-governmental levies or assessments, such as maintenance charges, owner's association dues, charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Trust Property or any part thereof, and (iii) any other charge that, if unpaid, would or could become a lien or charge upon the Trust Property, or any part thereof (all of which are hereinafter collectively referred to as the "Impositions").

          (b) Alternative Impositions.  If at any time after the date hereof
              -----------------------
there shall be assessed or imposed (i) a tax or assessment on either Trustor's interest in the Trust Property in lieu of or in addition to the Impositions payable by such Trustor pursuant to subparagraph (a) above, or (ii) a license fee, tax or assessment imposed on Trustee or Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligation secured hereby (but excluding any state or federal income or franchise tax), then all such taxes, assessments, or fees shall be deemed to be included within the term "Impositions" as defined in Section 2.1(a) above, and such Trustor shall pay and
                            --------------
discharge the same as herein provided with respect to the payment of Impositions.

          (c) Contests.  Each Trustor shall have the right, before the
              --------
occurrence of any delinquency of any Imposition, to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending such Trustor's covenant to pay any such Imposition at the time and in the manner provided in Section 2.1(a) hereof, unless such Trustor has given
                          --------------
prior written notice to Beneficiary of such Trustor's intent so to contest or object to an Imposition, and unless: (i) the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Impositions prior to final determination of such proceedings; or
(ii) such Trustor shall furnish a good and sufficient bond or surety in the amount of the Impositions that are being contested, plus any interest and penalty that may be imposed thereon and that could become a lien against the Trust Property and in a manner to stay or prevent the sale, or other security satisfactory to Beneficiary; or (iii) such Trustor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings; or (iv) such Trustor shall have paid such Impositions under protest and is suing to recover any refunds thereof. Subject to the foregoing, and if Beneficiary shall so request, within thirty (30) days after the date when an Imposition is due and payable, each Trustor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary showing the payment of such Imposition. In the event that either Trustor contests or objects to an Imposition in accordance with the foregoing, then such Trustor shall promptly and diligently proceed to resolve the dispute concerning the Imposition in a manner not prejudicial to Beneficiary or its rights hereunder or the Transaction Documents.

          (d) Payment by Beneficiary.  Beneficiary shall have the right to pay
              ----------------------
any Imposition after the date such Imposition shall have become delinquent, if either Trustor's failure to pay such Imposition constitutes or would constitute, with or without the giving of notice by Beneficiary or the passage of time, an Event of Default (unless such Trustor shall be contesting such Imposition pursuant to Section 2.1(c) hereof), and to add to the Obligations the amount so
            --------------
paid, together with interest thereon from the date of such payment at the then applicable interest rate on the Notes plus 1% per annum (the "Default Rate") and nothing herein contained shall affect such right and such remedy. Any sums paid by Beneficiary or Trustee in discharge of any Impositions shall be (i) a future advance hereunder and a lien on the Trust Property secured hereby prior to any right or title to, interest in, or claim upon the Trust Property subordinate to the lien of this Deed of Trust, and (ii) payable on demand.

          (e) No Credit.  Trustors shall not claim, demand or be entitled to
              ---------
receive any credit or credits towards the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

          (f)  Deposits for Impositions or Insurance Premiums.  (i) At any time
               ----------------------------------------------
after the occurrence of an Event of Default, upon request by the Beneficiary, the Trustors shall deposit with the Beneficiary (1) on the first day of each month following such request a sum equal to 1/12 of the annual Impositions or insurance premiums (as required by the Beneficiary) reasonably estimated by the Beneficiary to become due with respect to the Trust Property for the ensuing year, and (2) thirty (30) days prior to the next due date of any Impositions or insurance premiums, an additional sum equal to the aggregate of the payments of such Impositions or insurance premiums, less the aggregate of the amounts on deposit and the amounts to be deposited pursuant to clause (1) of this subsection (f)(i). If the amounts on deposit under this Section 2.1(f) shall
                                                         --------------
exceed the amounts required, the excess shall be credited to the subsequent deposits to be made by the Trustors. If the amounts on deposit under this
Section 2.1(f) shall be insufficient, upon request, the Trustors shall
--------------
immediately deposit the deficiency with the Beneficiary. Except as required under applicable law, the deposits under this Section 2.1(f) shall be for the
                                              --------------
exclusive benefit of the Beneficiary and all right, title and interest in and to such deposits shall be subject to the exclusive dominion and control of the Beneficiary. In no event will Beneficiary be liable for any interest on any amount so deposited. Beneficiary shall have no responsibility to ensure the adequacy of the amounts deposited hereunder. At any time the Beneficiary may notify the Trustors that it need no longer make deposits under this Section
                                                                    -------
2.1(f), whereupon the Trustors shall cease making such deposits; provided that
------                                                           --------
any such notice shall be without prejudice to the Beneficiary's right to require thereafter that the Trustors make deposits under this Section.

          (ii) If deposits are made under this Section 2.1(f), the Beneficiary
                                               --------------
shall make payments of the Impositions or insurance premiums for which such deposits are made as the same become due, but only following actual receipt by the Beneficiary of the bills therefor, which the Trustors shall furnish to the Beneficiary not later than ten (10) Business Days prior to the due date thereof, and only to the extent that the amounts on deposit with the Beneficiary at the time are sufficient to make such payments. Notwithstanding the foregoing or the fact any amounts deposited under this

Section 2.1(f) may be deposited with respect to certain Impositions or insurance
--------------
premiums, the Beneficiary may use any amounts on deposit under this Section
                                                                    -------
2.1(f) to pay any Impositions or insurance premiums as the same become due.
------

          (iii) If an Event of Default or Default is continuing, the Beneficiary shall have the right, but not the obligation, to apply the deposits held under this Section toward the cure of such Event of Default or Default.

     2.2  Mechanic's and Other Liens; Subrogation.  Trustors will not suffer any
          ---------------------------------------
mechanic's, laborer's, materialmen's, statutory or other lien or any security interest or encumbrance (including, without limitation, any deed of trust or mortgage) to be created or to remain outstanding (other than Permitted Liens) on any of the Trust Property. Trustors will promptly pay and discharge any and all amounts which are now or hereafter become Liens against the Trust Property, which Liens are not Permitted Liens, whether or not superior to the lien hereof or to any assignment of rents and leases given to Beneficiary. The lien covenants of this Section shall survive any foreclosure and sale of the Trust Property and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title. To the extent that proceeds of the Notes and any other advances representing the Obligations are used to pay indebtedness secured by any outstanding Lien or prior encumbrance against the Trust Property, such proceeds have been advanced at Trustors' request and Beneficiary shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens or encumbrances, irrespective of whether said Liens or encumbrances are released and it is expressly understood that in consideration of the payment of such indebtedness, each Trustor hereby waives and releases all demands and causes of action for offsets, payments and rentals to, upon and in connection with said indebtedness. Notwithstanding the foregoing, however, Trustors will not be deemed to be in default under this Section if and so long as Trustors (a) contest in good faith the validity or amount of any asserted lien and diligently prosecute or defend an action appropriate to obtain a binding determination of the disputed matter, and (b) provide Beneficiary with such security as Beneficiary may in its reasonable discretion require to protect Beneficiary against all loss, damage, and expense including, without limitation, attorneys' fees, which Beneficiary might incur if the asserted lien is determined to be valid.

     2.3  Utilities.  Trustors will pay, or cause to be paid, prior to
          ---------
delinquency any charges for utilities, whether public or private, with respect to the Trust Property or any part thereof.


     2.4  Insurance.
          ---------

          (a) Maintenance.  Trustors will obtain and maintain insurance with
              -----------
respect to the Trust Property in accordance with the provisions of the Indenture. From and after the entry of judgment of foreclosure, all rights and powers of Beneficiary hereunder, and under the Indenture to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds shall continue in full force and effect in Beneficiary as judgment creditor or mortgagee until confirmation of sale.

          (b) Proceeds.  If the Trust Property is materially damaged or
              --------
destroyed, Trustors shall give prompt notice thereof to Beneficiary and all insurance proceeds shall be paid to Trustors, or either of them, subject to the terms of Section 4.30 of the Indenture.

     2.5  Condemnation.  Immediately upon obtaining knowledge of the institution
          ------------
of any proceedings for the condemnation of the Trust Property, or any material portion thereof, Trustors will notify Beneficiary of the pendency of such proceedings. All condemnation proceeds shall be applied in accordance with the provisions of Section 4.30 of the Indenture.

     2.6  Restoration.  Restoration of any of the Trust Property after partial
          -----------
or complete casualty or condemnation shall be performed in accordance with the applicable provisions of the Indenture.

     2.7  Care of the Trust Property.
          --------------------------

          (a)  Preservation and Maintenance.
               ----------------------------

               (i) Trustors will preserve and maintain the Trust Property in accordance with the applicable provisions of the Indenture. Further, each Trustor shall keep all of the Trust Property in good condition and repair and expressly agrees that it will neither permit nor commit any waste upon the Trust Property nor do any other act or suffer or permit any act to be done, whereby the Lien hereof may be impaired. Trustors shall comply in all material respects with all zoning laws, building codes, subdivision laws, gaming and liquor laws including, without limitation, the Colorado Liquor Code and the Colorado Limited Gaming Act and their respective regulations, and other applicable laws and shall not become involved in conduct that would cause either the gaming or liquor licenses to be suspended or revoked. Trustors agree not to initiate or acquiesce in any zoning variance or reclassification which would prohibit the use of the Trust Property for its intended purposes. Trustors shall at all times comply in all material respects with applicable restrictive covenants and the terms and conditions of all other Permitted Liens related to the Trust Property. Notwithstanding anything above to the contrary, to the extent expressly permitted by the Indenture, Trustors may remove or sell any fixture, equipment, machinery or appliance in or on the Trust Property incident to the replacement of such items with replacements leased or purchased by Trustors with the proceeds of FF&E Financing.

               (ii) Without granting to Trustors any right to incur Indebtedness or Liens not expressly permitted by the Indenture, Trustors may make alterations or construct other improvements on the Land to the extent not prohibited by the Indenture or under any other documents creating a Lien on the Trust Property (any of the foregoing are called herein a "Permitted Alteration"); provided that
                                                                   --------
such work is done in a good and workmanlike manner, in compliance with all laws including, without limitation, the Colorado Liquor Code and the Colorado Limited Gaming Act.

          (b) Notice of Damage.  If the Trust Property or any part thereof is
              ----------------
materially damaged by fire or any other cause, Trustors will give prompt written notice thereof to Beneficiary.

          (c) Right to Inspect.  Beneficiary or its representative is hereby
              ----------------
authorized, with reasonable advance notice to Trustors, to enter upon and inspect the Trust Property at any time during normal business hours and at any other reasonable time.

     2.8  Future Tenants Leases.
          ---------------------

          (a) Any future Tenants Leases permitted by the Indenture must be subordinate to the lien of this Deed of Trust, unless otherwise permitted by the Indenture. Each future Tenants Lease must contain a provision that, at Beneficiary's election, upon notice to tenant by Beneficiary, such Tenants Lease shall become superior, in whole or in part, to the lien of this Deed of Trust. Further, each future Tenants Lease of real property shall obligate the tenant thereunder to attorn, at the option of the purchaser of the Trust Property, to any purchaser at foreclosure or other successor owner of the Trust Property.

          (b) Each Trustor will furnish to Beneficiary a true and complete copy of each Tenants Lease, amendment, modification, extension, or renewal of any Tenants Lease hereafter made by such Trustor within thirty (30) days after delivery of each such Tenants Lease, amendment, modification, extension, or renewal by the parties thereto.

          (c) Each Trustor shall, at such Trustor's cost and expense, perform each and every material covenant, condition, promise and obligation on the part of the lessor to be performed pursuant to the terms of each and every Tenants Lease hereafter made with respect to the Trust Property or any part or parts thereof.

          (d) Each Trustor shall promptly furnish to Beneficiary any and all material information which Beneficiary may request concerning the performance and observance of all covenants, agreements and conditions contained in the Tenants Leases by the lessor thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of the Tenants Leases.

          (e) In the event of any failure by either Trustor to keep, observe or perform any material covenant, agreement or condition contained in the Tenants Leases or to comply with the terms and conditions of any Tenants Leases, any performance, observance or compliance by Beneficiary pursuant to this Deed of Trust on behalf of such Trustor shall not remove or waive, as between such Trustor and Beneficiary, the corresponding Default or Event of Default under the terms of this Deed of Trust.

          (f) Any proceedings or other steps taken by Beneficiary to foreclose this Deed of Trust, or otherwise to protect the interests of Beneficiary hereunder, shall not automatically operate to terminate the rights of any present or future tenant under any Tenants Lease, notwithstanding that said rights may be subject and subordinate to the lien of this Deed of Trust. The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant's rights will not be asserted by either Trustor or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Beneficiary to foreclose this Deed of Trust or otherwise protect the interests of Beneficiary hereunder.

     2.9  Further Encumbrance.
          -------------------

          (a) Each Trustor covenants that at all times prior to the discharge of the Indenture, except for Permitted Liens, Permitted Dispositions and dispositions permitted under Section 2.10, such Trustor shall neither make nor
                             ------------
suffer to exist, nor enter into any agreement for, any sale, assignment, exchange, mortgage, transfer, Lien, hypothecation or encumbrance of all or any part of the Trust Property, including, without limitation, the Rents, Issues and Profits. As used herein, "transfer" includes the actual transfer or other disposition, whether voluntary or involuntary, by law, or otherwise, except those transfers specifically permitted herein, provided, however, that "transfer" shall not include the granting of utility or other beneficial easements with respect to the Trust Property which have been granted by such Trustor and are reasonably necessary to the construction, maintenance or operation of the Project.

          (b) Each Trustor agrees that in the event the ownership of the Trust Property or any part thereof becomes vested in a Person other than such Trustor, Beneficiary may, without notice to such Trustor, deal in any way with such successor or successors in interest with reference to this Deed of Trust, the Notes and other Obligations hereby secured without in any way vitiating or discharging such Trustor's or any guarantor's, surety's or endorser's liability hereunder or upon the Obligations hereby secured. No sale of the Trust Property and no forbearance to any Person with respect to this Deed of Trust and no extension to any Person of the time for payment of the Notes, and other sums hereby secured given by Beneficiary shall operate to release, discharge, modify, change or affect the original liability of such Trustor, or such guarantor, surety or endorser either in whole or in part.

          (c) This Deed of Trust, as applied to property subject to an FF&E Financing, shall be subordinated to the liens of any FF&E Financing if required by such FF&E Financing (or if required by an FF&E Financing, it shall be released; provided that, upon the payment of the indebtedness represented by any
          --------
such FF&E Financing, then the property previously subject thereto shall become and be subject to this Deed of Trust thereafter) and any future or further advances made thereunder and to any modifications, renewals or extensions thereof to which the lien of this Deed of Trust attaches; provided, further,
                                                          --------  -------
however, that any such FF&E Financing shall encumber only that FF&E specifically
-------
subject to the FF&E Financing. Each Trustor covenants and agrees to comply with all of the terms and conditions set forth in any FF&E Financing with respect to which Beneficiary has taken a lien hereunder. If either Trustor shall fail to make any payment of principal of or interest on the sums secured by such security interest or any payment in order to perform or observe any other term, covenant, condition or agreement of any FF&E Financing with respect to which Beneficiary has taken a lien hereunder on its part to be performed or observed, except where such Trustor is contesting such payment in good faith, then Beneficiary may make such payment of the principal of or interest on the sums secured by such security interest or may make any payment in order to perform or observe any other term, covenant, condition or agreement of any FF&E Financing on such Trustor's part to be performed or observed and any and all sums so expended by Beneficiary shall be Obligations and shall be secured by this Deed of Trust and shall be repaid by such Trustor upon demand, together with interest thereon at the Default Rate from the date of advance. In furtherance of such subordination or release, as applicable, Beneficiary, upon receipt of an officer's certificate from such Trustor certifying that the requirements of this Section 2.9(c) have
                                                           --------------
been satisfied, shall execute, acknowledge and deliver to such Trustor, at such Trustor's expense, any and all such evidence and documents necessary to evidence the subordination or release of this Deed of Trust in accordance with the foregoing provisions of this Section 2.9(c).
                             --------------

     2.10 Partial Releases of Trust Property.
          ----------------------------------

          (a) Each Trustor may from time to time (i) transfer a portion of the Trust Property (including any temporary taking) to any Person legally empowered to exercise the power of eminent domain, (ii) make a Permitted Disposition, or
(iii) grant utility easements reasonably necessary for the construction and operation of the Project, which grant or transfer is for the benefit of the Trust Property. In each such case, and at Trustor's sole expense, Beneficiary shall execute and deliver any instruments necessary or appropriate to effectuate or confirm any such transfer or grant, free from the lien of this Deed of Trust; provided, however, that Beneficiary shall execute a lien release or
--------  -------
subordination agreement, as appropriate, for matters described in clauses (i) and (iii) above only if:

               (A) Beneficiary shall have received an Officer's Certificate or Opinion of Counsel required or authorized by Section 10.4 of the Indenture;

               (B) No Default or Event of Default shall have occurred and be continuing and the conditions of this Section 2.10 have been fulfilled, and
                                           ------------
     such transfer, grant or release is permitted by the Indenture;

               (C) Beneficiary shall have received a counterpart of the instrument pursuant to which such transfer, grant or release is to be made, and each instrument which Beneficiary is requested to execute in order to effectuate or confirm such transfer, grant or release;

               (D) Beneficiary shall have received such other instruments, certificates (including evidence of authority) and opinions as Beneficiary may reasonably request or as required or authorized under the Indenture, including, but not limited to, opinions that the proposed release is permitted by this Section 2.10.
                       ------------

          (b) Any consideration received for a transfer to any Person empowered to exercise the right of eminent domain shall be subject to Section 2.5 hereof.
                                                            -----------

                 ARTICLE III - ASSIGNMENT OF LEASES AND RENTS

     3.1  Assignment of Leases and Rents.  As additional consideration for the
          ------------------------------
Obligations, each Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary the following:

          (a)  the Tenants Leases;

          (b) any and all guaranties of the obligations of the tenants (the "Tenants") under any of such Tenants Leases; and

          (c) the immediate and continuing right to collect and receive all of the Rents, Issues and Profits now due or that may become due or to which such Trustor may now or hereafter (whether during any applicable period of redemption, or otherwise) become entitled or may demand or claim, arising or issuing from or out of the Tenants Leases, or from or out of the Trust Property or any part thereof.

     3.2  Trustors' Limited License.  Provided that no Event of Default
          -------------------------
hereunder exists, each Trustor shall have the right under a license granted hereby and Beneficiary hereby grants to such Trustor a license to collect, but not more than one month in advance, all of the Rents, Issues and Profits arising from or out of the Tenants Leases or any renewals or extensions thereof, or from or out of the Trust Property or any part thereof, but only as trustee for the benefit of Beneficiary. Each Trustor shall apply the Rents, Issues and Profits so collected first to payment of any and all amounts due and payable under the Indenture. Thereafter, so long as no Event of Default hereunder exists, such Trustor may use the Rents, Issues and Profits in any manner not inconsistent with the Indenture. The license granted hereby shall be revoked automatically upon the occurrence of an Event of Default hereunder.

     3.3  Limitation.  The acceptance by Beneficiary of the assignment provided
          ----------
in this Article III, together with all of the rights, powers, privileges and
        -----------
authority created in this Article III or elsewhere in this Deed of Trust, shall
                          -----------
not, prior to entry upon and taking possession of the Trust Property by Beneficiary, be deemed or construed to constitute Beneficiary a "mortgagee in possession," nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Tenants Leases, the Rents, Issues and Profits or the Trust Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation or responsibility for any security deposits or other deposits delivered to either Trustor by any Tenant and not assigned and delivered to Beneficiary, nor shall Beneficiary be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Trust Property.

     3.4  Performance by Trustors.  Each Trustor shall perform its obligations
          -----------------------
under the Tenants Leases in accordance with their terms. Each Trustor shall not default in the performance of any obligation of such Trustor under any Tenants Lease if, by reason of such default, the Tenant or other party thereunder has the right to cancel such Tenants Lease or to claim any diminution or offset against future Rents, Issues or Profits.

     3.5  No Merger of Leases.  If the estates of all parties to any Tenants
          -------------------
Lease shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger, and in such event, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien created by this Deed of Trust, any Tenants Leases then existing and affecting all or any portion of the Trust Property shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure, unless Beneficiary or any purchaser at any such foreclosure sale shall so elect in writing. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any Tenants Lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to the lessee or sublessee under such Tenants Lease.

     3.6  Remedies.  If an Event of Default has occurred and is continuing, in
          --------
addition to all other rights and remedies of Beneficiary as set forth under
Article IV hereof, Beneficiary shall have the following rights and remedies:
----------

          (a) Possession and/or Collection of Rent.  Beneficiary, without first
              ------------------------------------
being required to (i) foreclose, (ii) take any actions to foreclose, (iii) institute any legal proceedings of any kind whatsoever or (iv) exercise any other actions or remedies hereunder or at law or in equity, shall have the exclusive right and power (but not the obligation) (A) to enter upon and take possession of the Trust Property or any part thereof, (B) to rent or re-rent the same, either in the name of Beneficiary or Trustors, or either of them, and/or
(C) to receive all Rents, Issues and Profits from the Trust Property. Beneficiary shall apply any Rents, Issues and Profits received by Beneficiary first, to the costs and expenses incurred by Beneficiary in protecting and operating the Trust Property, and next, to the payment of the Obligations in such manner and in such order of priority as Beneficiary shall determine consistent with the provisions of the Indenture. Any such action by Beneficiary shall not operate as a waiver of the Event of Default in question, or as an affirmance of any Tenants Leases or of the rights of any Tenant in the event title to that part of the Trust Property covered by the Tenants Leases or held by the Tenant should be acquired by Beneficiary or other purchaser at a foreclosure sale. The right of Beneficiary to receive all Rents, Issues and Profits from the Trust Property upon the occurrence and during the continuance of any Event of Default shall be applicable whether or not Beneficiary has entered upon, foreclosed, taken any actions to foreclose or taken possession of the Trust Property, whether or not Beneficiary has instituted any legal proceedings of any kind whatsoever, or whether or not Beneficiary has otherwise attempted to exercise any other actions or remedies hereunder or at law or in equity. If any such Rents, Issues and Profits are paid to or received by either Trustor, such Trustor shall hold same in trust for Beneficiary and immediately pay the same to Beneficiary (in the form received, except for any necessary endorsement), without the necessity of any request or demand therefor. Until receipt from Beneficiary of notice of the occurrence of an Event of Default hereunder and during the continuance thereof, all Tenants of the Tenants Leases and any successors to the leasehold interest of such Tenants may pay Rents, Issues and Profits directly to such Trustor, but after notice of the occurrence of any Event of Default and during the continuance of same, such Trustor covenants to and shall hold all Rents, Issues and Profits paid to such Trustor in trust for Beneficiary. Each Trustor hereby authorizes and directs all Tenants of the Tenants Leases herein described, and any successors to the leasehold interest of said Tenants, upon receipt of any notice from Beneficiary stating that an Event of Default hereunder has occurred, to pay to Beneficiary the Rents, Issues and Profits due and to become due under said Tenants Leases. Each Trustor agrees that said Tenants shall have the right to rely upon any such notice and request by Beneficiary without any obligation or right to inquire as to whether an Event of Default actually exists and notwithstanding any notice from or claim of such Trustor to the contrary, and such Trustor shall have no right or claim against said Tenants for any such Rents, Issues and Profits so paid by the Tenants to Beneficiary. In such event, receipt by Beneficiary of Rents, Issues and Profits from such Tenants or their successors shall be a release of such Tenants or their successors to the extent of all amounts so received by Beneficiary.

          (b) Management.  Beneficiary, at its option, may take over and assume
              ----------
the management, operation and maintenance of the Trust Property and perform all acts necessary and proper and expend such sums out of the income of the Trust Property as may be needful in connection therewith including applying for appropriate approvals from the Liquor and Gaming License Authorities, in the same manner and to the same extent as Trustors theretofore might do, including, without limitation, the right to enter into new leases, to cancel or surrender existing Tenants Leases, to alter or amend the terms of existing Tenants Leases, to renew existing Tenants Leases, or to make concessions to Tenants. Each Trustor hereby releases all claims against Beneficiary arising out of such management, operation and maintenance, including, without limitation, such claims as may arise from the negligence of Beneficiary, but not the gross negligence or willful misconduct of Beneficiary and not any liability of Beneficiary to account as hereinafter set forth.

          (c) Receiver.  Upon or at any time after the occurrence of any Event
              --------
of Default, Beneficiary shall at once become entitled to the possession, use and enjoyment of the Trust Property and the Rents, Issues and Profits, from the date of such occurrence and continuing during the pendency of any proceedings for sale by the public trustee or foreclosure proceedings, and the period of redemption, if any. Beneficiary shall be entitled to a receiver for the Trust Property, and of the Rents, Issues and Profits, after any such default, including, without limitation, the time covered by any proceedings for sale by the public trustee or foreclosure proceedings and the period of redemption, if any. Beneficiary shall be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Trustors, or of the then owner of the Trust Property, and without regard to the value thereof, and such receiver may be appointed by any court of competent jurisdiction upon ex parte
                                                                      -- -----
application, and without notice, notice being hereby expressly waived. All Rents, Issues and Profits, income and revenue therefrom shall be applied by such receiver to the payment of the Obligations according to the orders and directions of the court, or in the absence of such orders or directions, in the manner set forth in Section 3.7 below.
                    -----------

     3.7  Application of Income.  Beneficiary shall, after payment of all proper
          ---------------------
charges and expenses, including reasonable compensation to any managing agent as it shall select and employ, and after the accumulation of a reserve to meet taxes, assessments and insurance as herein required in requisite amounts, credit the net amount of income received by it from the Trust Property by virtue of this absolute assignment to any amounts due and owing to it by

Trustors under the terms hereof, but the manner of the application of said net income and what items shall be credited shall be determined pursuant to the Indenture, or otherwise in the sole discretion of Beneficiary. Without impairing its rights hereunder, Beneficiary may, at its option, at any time and from time to time, release to Trustors Rents, Issues and Profits received by Beneficiary, or any portion of such Rents, Issues and Profits. Beneficiary shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of Rents, Issues and Profits, but shall be accountable only for Rents, Issues and Profits that Beneficiary shall actually receive. Beneficiary shall not be accountable for more monies than it actually receives from the Trust Property nor shall it be liable for failure to collect Rents, Issues and Profits.

     3.8  Term.  This absolute assignment shall remain in full force and effect
          ----
so long as the Obligations or any part thereof to Beneficiary remains unpaid or unsatisfied, in whole or in part.

     3.9  Actions of Trustee.  All provisions hereof shall inure to the benefit
          ------------------
of and all actions authorized hereunder shall be exercisable by Trustee or any substitute Trustee at Beneficiary's request.

     3.10 PARTIES INTENT.  AS BETWEEN BENEFICIARY AND TRUSTORS, AND ANY PERSON
          --------------
OR ENTITY CLAIMING THROUGH OR UNDER TRUSTORS, OTHER THAN ANY TENANT UNDER ANY OF THE TENANTS LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) WHO HAS NOT RECEIVED ANY NOTICE OF AN EVENT OF A DEFAULT HEREUNDER, THE ASSIGNMENT CONTAINED IN THIS
ARTICLE III IS INTENDED TO BE ABSOLUTE, UNCONDITIONAL AND PRESENTLY EFFECTIVE,
-----------
AND THESE PROVISIONS ARE INTENDED SOLELY FOR THE BENEFIT OF EACH TENANT UNDER ANY OF THE TENANTS LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) AND SHALL NEVER INURE TO THE BENEFIT OF TRUSTORS OR ANY PERSON CLAIMING THROUGH OR UNDER TRUSTORS, OTHER THAN A TENANT UNDER ANY OF THE TENANTS LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) WHO HAS NOT RECEIVED SUCH NOTICE. IT SHALL NEVER BE NECESSARY FOR BENEFICIARY TO INSTITUTE LEGAL PROCEEDINGS OF ANY KIND WHATSOEVER OR TO TAKE ANY OTHER ACTIONS HEREUNDER OR AT LAW OR IN EQUITY TO ENFORCE THE PROVISIONS OF THIS ARTICLE III.
                   -----------


                      ARTICLE IV - DEFAULTS AND REMEDIES

     4.1  Events of Default.  An Event of Default shall mean the occurrence of
          -----------------
any Event of Default set forth in Annex A attached hereto.

     4.2  Performance of Defaulted Acts.  From and after the occurrence of an
          -----------------------------
Event of Default, Beneficiary may (without prejudice to its other rights and remedies), but need not, make any payment or perform any act required of Trustors herein or in the Indenture, or in any other Transaction Document in any form and manner deemed expedient, including, without limitation, making full or partial payments of principal or interest on prior encumbrances, if any, and purchasing, discharging, compromising or settling any tax lien or other prior lien or title or claim thereof, or redeeming from any tax sale or forfeiture affecting the Trust Property or contesting any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees (including reasonable fees of in-house counsel), shall be included among the Obligations and shall be due and payable upon demand and with interest thereon from the date of such payment or expense at the Default Rate. Inaction of Beneficiary shall never be considered as a waiver of any right accruing to it hereunder on account of any default on the part of either Trustor. Beneficiary, in making any payment hereby authorized relating to taxes or assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

     4.3  Remedies.  Upon the occurrence of any Event of Default, Beneficiary
          --------
may, at its option (in each case, subject to and in accordance with any applicable terms of the Indenture):

          (a) in accordance with and subject to the terms of the Indenture, declare all sums secured hereby to be immediately due and payable, and the same shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind;

          (b) terminate each Trustor's right and license to collect the Rents, Issues and Profits and either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of the Trust Property, or any part thereof, in its own name or in the name of Trustee, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Property, or any part thereof or interest therein, make, modify, enforce, cancel or accept the surrender of any Tenants Lease, take actions which may affect the income therefrom or protect the security hereof, and with or without taking possession of the Trust Property, sue for or otherwise collect the Rents, Issues and Profits, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including, without limitation, reasonable attorneys' fees (including reasonable charges for in house counsel), upon any Obligations secured hereby, all in such order as Beneficiary may determine.
From and after receipt of written instrument from Beneficiary to pay Rents, Issues and Profits directly to Beneficiary or another party designated by Beneficiary, each Tenant shall pay all such payments under its Tenants Lease in the manner instructed by Beneficiary. The entering upon and taking possession of the Trust Property or any portion thereof, the collection of the Rents, Issues and Profits and the application thereof as aforesaid, or any of such acts, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice, and notwithstanding the continuance in possession of the Trust Property or the collection, receipt and application of the Rents, Issues and Profits, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Indenture, the Notes, or the other Transaction Documents or by law upon the occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale provided herein;

          (c) notwithstanding the availability of legal remedies, obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Trustors to cure or refrain from repeating any default;

          (d) with or without accelerating the maturity of the Obligations, sue from time to time for any payment due under any of the Indenture, the Notes or the other Transaction Documents, or for money damages resulting from any Trustor's default under any of the Indenture, the Notes or the other Transaction Documents;

          (e) exercise all rights and remedies set forth in Section 1.5 and all
                                                            -----------
rights of a secured party under the Uniform Commercial Code;

          (f) foreclose this Deed of Trust, insofar as it encumbers the Trust Property, by way of a trustee's sale pursuant to the provisions of Title 38,
Article 38, Colorado Revised Statutes, as currently in effect, as amended, or in any other manner then permitted by law. If this Deed of Trust encumbers more than one parcel of real estate, foreclosure may be by separate parcel or en
                                                                         --
masse, as Beneficiary may elect in its sole discretion.  Foreclosure through
-----
Trustee will be initiated by Beneficiary's filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks' public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Trust Property is located. The right to foreclose this Deed of Trust as a mortgage by appropriate proceedings in any court of competent jurisdiction is also hereby given;

          (g) exercise all other rights and remedies provided herein, in the Indenture, the Notes, the other Transaction Documents or in any other document or agreement now or hereafter securing all or any portion of the Obligations, or at law or in equity, or any combination of any such rights or remedies, to the extent permitted by law.

     Upon request by Beneficiary, Trustors shall assemble and make available to Beneficiary at the Land any of the Trust Property which is not located on the Land or which has been removed therefrom.


     4.4  Foreclosure.
          -----------

          (a) All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Trust Property obtained by Beneficiary, all costs of any receivership for the Trust Property advanced by Beneficiary, and all reasonable attorneys' and consultants' fees incurred by Beneficiary, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs and costs (which may be estimates as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examination, title insurance policies and similar data and assurances with respect to title, as Trustee or Beneficiary may reasonably deem necessary either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceedings the true conditions of the title to or the value of the Trust Property, together with and including a reasonable compensation to Trustee, shall constitute a part of the Obligations and may be included as part of the amount owing from Trustors to Beneficiary at any foreclosure sale.

          (b) The proceeds of foreclosure sale of the Trust Property shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including, without limitation, all such items as are mentioned in Section 4.4(b) hereof;
                                                       --------------
second, to the payment of all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate; third, to the payment of all other Obligations; and lastly, the remainder, if any, to the person or persons legally entitled thereto.

          (c) In case of an insured loss after judicial foreclosure or Trustee's sale proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied to rebuilding or restoring the buildings or improvements, shall be used to pay the amount due upon the Obligations. In the event of judicial foreclosure or Trustee's sale, Beneficiary or Trustee is hereby authorized, without the consent of Trustors, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as Beneficiary or Trustee may deem advisable to cause the interest of such purchaser to be protected by any of the said insurance policies.

          (d) To the fullest extent allowable by law, each Trustor hereby expressly waives any right which it may have to direct the order in which any Trust Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

          (e) Nothing in this Section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

     4.5  Rescission of Notice of Default.  Beneficiary may from time to time
          -------------------------------
withdraw any notice of election and demand for sale in accordance with Section 38-38-101(11) of the Colorado Revised Statutes. The exercise by Beneficiary of such right shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the Obligations under this Deed of Trust or the other Obligations, nor otherwise affect any provision, covenant or condition of any of the Indenture, the Notes or the other Transaction Documents or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder or thereunder.

     4.6  Appointment of Receiver.  Each Trustor waives any right to any hearing
          -----------------------
or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered (a) to take possession of the Trust Property and any businesses conducted by Trustors or any other person (excluding the business of tenants of Trustors) thereon and any business assets used in connection therewith and, if the receiver deems it appropriate, to operate the same, (b) to exclude Trustors and Trustors' agents, servants, and employees from the Trust Property, (c) to collect the rents, issues, profits, and income therefrom, (d) to complete any construction which may be in progress, (e) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) to use all stores of materials, supplies, and maintenance equipment on the Trust Property, (g) to pay all taxes and assessments against the Trust Property and all premiums for insurance thereon, (h) to pay all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (i) generally to do anything which Trustors could legally do if Trustors were in possession of the Trust Property. All expenses incurred by the receiver or his agents shall constitute a part of the Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys' fees incurred by the receiver and by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Obligations or in such other manner as the court may direct. Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the Obligations have been discharged in full, or until title to the Trust Property has passed after foreclosure sale and all applicable periods of redemption have expired.

     4.7  Remedies Not Exclusive; Waiver.
          ------------------------------

          (a) Trustee and Beneficiary, and each of them, shall be entitled to enforce the payment and performance of any Obligations and to exercise all rights and powers under this Deed of Trust or under any other Transaction Document or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other rights or security now or hereafter held by Trustee or Beneficiary. Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other rights or security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein or by law provided or permitted shall be exclusive of any other remedy, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by any of the Transaction Documents to Trustee or Beneficiary, or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies. By exercising or by failing to exercise any right, option or election hereunder, Beneficiary shall not be deemed to have waived any provision hereof or to have released either Trustor from any of the Obligations secured hereby unless such waiver or release is in writing and signed by Beneficiary. The waiver by Beneficiary of either Trustor's failure to perform or observe any term, covenant, or condition referred to or contained herein to be performed or observed by such Trustor shall not be deemed to be a waiver of such term, covenant or condition on any other occasion or any subsequent failure of such Trustor to perform or observe the same or any other such term, covenant or condition referred to or contained herein, and no custom or practice which may develop between such Trustor and Beneficiary during the term hereof shall be deemed a waiver of or in any way affect the right of Beneficiary to insist upon the performance by such Trustor of the Obligations secured hereby in strict accordance with the terms hereof or any other Transaction Document.

     4.8  Casino.  Each Trustor acknowledges that part of the Trust Property
          ------
consists of a casino and gaming property (the "Casino") which is subject to Gaming Laws and the jurisdiction of the Gaming Authorities and that, under the applicable Gaming Laws, the operation of the Casino by a person other than a person properly licensed by the Gaming Authorities to operate a casino and gaming business (a "Licensee") is prohibited and may result in the closing of the Casino, the loss of customers, employees, revenues and good will, and the severe diminution in the value of the Trust Property, all to the economic jeopardy and extreme detriment of Beneficiary. In order to mitigate such adverse consequences, each Trustor agrees that, if an Event of Default is continuing, either before or after seeking an appointment of a receiver, in addition to any other right or remedy available to Beneficiary hereunder or under applicable law (but subject to any applicable requirements of the applicable Gaming Laws), (a) Beneficiary shall have the right to solicit any Licensee or other person with the capacity to become a Licensee to purchase, lease and/or operate the Casino as a receiver of the Trust Property, as a supervisor of the Casino, as a purchaser of the Trust Property or Casino at any foreclosure sale, or in any other appropriate capacity permitted under the applicable Gaming Laws; (b) any such Licensee or other person and Beneficiary may, to the extent permitted under the applicable Gaming Laws, apply to and appear before the Gaming Authorities and any other appropriate authority for a license or a finding of suitability to permit such Licensee or other person to operate the Casino; and (c) each Trustor shall cooperate fully with any action taken by Beneficiary and any such Licensee or other person pursuant to this
Section 4.8.
-----------

     4.9  Multiple Collateral.
          -------------------

          (a) No recovery of any judgment by Trustee or Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any property of Trustors encumbered by any other Collateral Document shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, and any liens, rights, powers and remedies of Trustee or Beneficiary shall continue unimpaired.

          (b) Each Trustor agrees that it shall not at any time insist upon, plead, seek or in any manner whatever claim or take any benefit or advantage of a judgment, declaration or a determination that:

               (i) the Trust Property or any other property of either Trustor encumbered by a Transaction Document represents, on an individual basis, an allocable portion of the then outstanding aggregate principal amount of the Notes or the Obligations;

               (ii) a surplus results from an action taken by Trustee or Beneficiary against the Trust Property or any other property of either Trustor encumbered by a Transaction Document to recover the Obligations or any portion thereof;

               (iii) the lien of this Deed of Trust or of any other Transaction Document has been released, unless the Obligations have been satisfied and paid in full;

               (iv) a deficiency judgment with respect to any action taken by Trustee or Beneficiary against the Trust Property or any other property of either Trustor encumbered by a Transaction Document extinguishes all or any portion of the remaining Obligations, or precludes Trustee or Beneficiary from proceeding against the Trust Property or to satisfy such remaining Obligations; or

               (v) Trustee's or Beneficiary's commencement, prosecution, or taking to judgment of any action (including, without limitation, Trustee's or Beneficiary's acceptance of a deed in lieu of foreclosure) or Trustee's or Beneficiary's application for or use of any remedy (including, without limitation, the appointment of a receiver for the Trust Property or any other property of either Trustor encumbered by a Transaction Document) against the Trust Property or any other property of either Trustor encumbered by a Transaction Document precludes or bars Trustee or Beneficiary (under a "single action" rule, "security first" rule or similar rule) from commencing, prosecuting or taking to judgment any other action or applying for or using any remedy against the Trust Property or any other property of either Trustor encumbered by a Transaction Document.

          (c) Beneficiary may, at its option, in such order, and utilizing such combinations of remedies with respect to the Trust Property and/or any other property of Trustors encumbered by a Transaction Document as Beneficiary shall so elect, pursue its remedies against (i) the Trust Property, individually, or any other property of Trustors encumbered by a Transaction Document, individually; (ii) the Trust Property and any combination of the other property of Trustors encumbered by a Transaction Document; (iii) the Trust Property and all of the other property of Trustors encumbered by a Transaction Document; or
(iv) all or any combination of the other property of Trustors encumbered by a Transaction Document, in separate proceedings or in one proceeding in any order which Beneficiary deems appropriate.

     4.10 Extensions and Partial Payments.  Each Trustor agrees that without
          -------------------------------
affecting the liability of any person for payment of the Obligations or affecting the lien of this Deed of Trust upon the Trust Property or any part thereof Beneficiary may at any time and from time to time, on request of such Trustor, without notice to any person liable for payment of any Obligations, extend the time or agree to alter the terms of payment of all or any part of such Obligations. Acceptance by Beneficiary of any payment in an amount less than the amount then due on the Obligations shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall continue to be an Event of Default hereunder. At any time thereafter and until the entire amount then due on the Obligations has been paid, Beneficiary shall be entitled to exercise all rights conferred upon it in this Deed of Trust upon the occurrence of an Event of Default hereunder.

     4.11 Protective Advances.  All advances, disbursements and expenditures
          -------------------
made or incurred by Beneficiary before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Deed of Trust or by applicable law (collectively "Protective Advances"), shall have the benefit of all applicable provisions of law, including, without limitation, those referred to below:

          (a) all advances by Beneficiary in accordance with the terms of this Deed of Trust to: (i) preserve, maintain or repair any Trust Property, or restore or rebuild the improvements upon the Trust Property; (ii) preserve the lien of this Deed of Trust or the priority hereof; or (iii) enforce this Deed of Trust;

          (b) payments by Beneficiary of: (i) principal, interest or other obligations in accordance with the terms of any prior lien or encumbrance on the Trust Property; (ii) real estate taxes and assessments, general and special and other taxes and assessments of any kind or nature whatsoever that are assessed or imposed upon the Trust Property or any part thereof; (iii) amounts in connection with any Tenants Lease pursuant to Section 4.3 hereof; (iv) other
                                              -----------
obligations authorized by this Deed of Trust; or (v) any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title to the Trust Property;

          (c) advances by Beneficiary in settlement or compromise of any claims asserted by claimants under any prior liens;

          (d) reasonable attorneys' fees and other costs incurred (including reasonable charges for in house counsel): (i) in connection with a judicial foreclosure or trustee's sale; (ii) in connection with any action, suit or proceeding brought by or against Beneficiary for the enforcement of this Deed of Trust or arising from the interest of Beneficiary hereunder; or (iii) in preparation for or in connection with the commencement, prosecution or defense of any other action that could materially adversely affect the lien of this Deed of Trust or the Trust Property;

          (e) expenses deductible from proceeds of sale; and

          (f) expenses incurred and expenditures made by Beneficiary for any one or more of the following: (i) premiums for casualty and liability insurance paid by Beneficiary whether or not Beneficiary or a receiver is in possession and all renewals thereof; (ii) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (iii) payments deemed by Beneficiary to be required for the benefit of the Trust Property or required to be made by the owner of the Trust Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Trust Property; (iv) shared or common expense assessments payable to any association or corporation in which the owner of the Trust Property is a member in any way affecting the Trust Property; and (v) any costs incurred in connection with obtaining approvals and licenses from Gaming Authorities including investigation costs.

All Protective Advances shall be additional Obligations secured by this Deed of Trust, and shall become immediately due and payable upon demand and with interest thereon from the date of the advance until paid at the Default Rate. This Deed of Trust shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Deed of Trust is recorded.

All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the applicable provisions of law, apply to and be included in: (a) any determination of the amount of indebtedness secured by this Deed of Trust at any time; (b) the indebtedness found due and owing to Beneficiary in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose; and (c) application of income in the hands of any receiver or mortgagee in possession.

     4.12 Environmental Matters.  The provisions of that certain Environmental
          ---------------------
Indemnity, dated as of the date hereof, by the Trustors in favor of the Beneficiary are hereby incorporated by reference herein with the same force and effect as if set forth herein.


                        ARTICLE V - GENERAL PROVISIONS

     5.1  Extension; Release.  The lien hereof shall remain in full force and
          ------------------
effect during any postponement or extension of the time of payment of the Obligations, or of any part thereof, and any number of extensions or modifications hereof, or any renewals, modifications, extensions, replacements, or substitutions of the Notes or any additional notes taken by Beneficiary or any Holder, shall not affect the lien hereof or the liability of either Trustor or of any subsequent obligor to pay the Obligations, unless and until such lien or liability shall have been expressly released in writing by Beneficiary by proper instrument in accordance with the terms of the Indenture. Upon written request from Beneficiary, Trustee shall fully reconvey, without warranty, this Deed of Trust and the lien hereof by proper instrument in accordance with the terms of the Indenture. The recitals in any such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Beneficiary shall have no obligation to record any release instrument.

     5.2  Trustors.  This Deed of Trust and all provisions hereof, shall extend
          --------
to and be binding upon Trustors and all persons claiming under or through Trustors. Whenever in this Deed of Trust there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the heirs, executors and administrators or successors and assigns (as the case may be) of Trustors, Trustee and Beneficiary. Either Trustor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Trustor.

     5.3  Additional Documents.  Each Trustor agrees that upon request of
          --------------------
Beneficiary it will from time to time execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may be reasonably necessary to fully protect, preserve, perfect and maintain the security of Beneficiary hereunder and otherwise effectuate the intent of this Deed of Trust.

     5.4  Statute of Limitations.  To the fullest extent allowed by law, the
          ----------------------
right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Deed of Trust or any rights hereunder, is hereby waived by Trustors.

     5.5  Severability.  The invalidity of any one or more covenants, phrases,
          ------------
clauses, sentences or paragraphs of this Deed of Trust shall not affect the remaining portions of this Deed of Trust or any part thereof, and the same shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs, if any, had not been inserted herein. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Obligations secured hereby, or if the lien is invalid or unenforceable as to any part of the Trust Property, the unsecured or partially secured portion of such Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of such Obligations, and all payments made on such Obligations, whether voluntary or under foreclosure, trustee's sale, or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of such indebtedness which is not secured or fully secured by the lien of this Deed of Trust.

     5.6  Interaction with Indenture.
          --------------------------

          (a) Incorporation by Reference.  Any capitalized term used in this
              --------------------------
Deed of Trust without definition, but defined in the Indenture, shall have the same meaning here as in the Indenture.

          (b) Conflicts.  Notwithstanding any other provision of this Deed of
              ---------
Trust, the terms and provisions of this Deed of Trust shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides Trustors with a particular cure or notice period, or establishes any limitations or conditions on Beneficiary's actions with regard to a particular set of facts, Trustors shall be entitled to the same cure periods and notice periods, and Beneficiary shall be subject to the same limitations and conditions, under this Deed of Trust, as under the Indenture, in place of the cure periods, notice periods, limitations and conditions provided for under this Deed of Trust; provided, however, that such cure periods, notice periods,
               --------  -------
limitations and conditions shall not be cumulative as between the Indenture and this Deed of Trust. In the event of any conflict or inconsistency between the provisions of this Deed of Trust and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

     5.7  Other Collateral.  This Deed of Trust is one of a number of security
          ----------------
agreements to secure the debt delivered by or on behalf of Trustors pursuant to the Indenture and the other Collateral Documents and securing the Obligations secured hereunder. All potential junior Lien claimants are placed on notice that, under any of the Collateral Documents or otherwise (such as by separate future unrecorded agreement between Trustors and Beneficiary), other collateral for the Obligations secured hereunder (i.e., collateral other than the Trust Property) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Deed of Trust. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Trust Property created and continued by this Deed of Trust. No such release shall impair the priority of the lien of this Deed of Trust. By accepting its interest in the Trust Property, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Beneficiary.

     5.8  Notices.  All notices and other communications under this Deed of
          -------
Trust shall be in writing, except as otherwise provided in this Deed of Trust. A notice, if in writing, shall be considered as properly given if given in accordance with the provisions of Annex B attached hereto.

     5.9  No Waiver of Remedies.  By accepting payment of any amount secured
          ---------------------
hereby after its due date, or an amount which is less than the amount then due, or performance of any obligation required hereunder after the date required for such performance, Beneficiary does not waive its right to require prompt payment or performance when due of all other amounts or obligations so secured or to declare a default by reason of the failure to so pay or perform.

     5.10 Trustee's Powers.  At any time or from time to time without liability
          ----------------
therefor and without notice to Trustors, upon written request of Beneficiary and presentation of the original or certified copies of this Deed of Trust, and without affecting the personal liability of any person for payment of the Obligations secured hereby or the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (a) release any part of the Trust Property, (b) consent in writing to the making of any map or plat of all or any part of the Property, (c) join in granting any easement on any part of the Trust Property, or (d) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust.

     5.11 Beneficiary's Powers.  Without affecting the liability of Trustors or
          --------------------
any other person liable for the payment of any Obligation secured hereby, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of all unpaid Obligations, Beneficiary may, from time to time and without notice (a) release any person so liable, (b) extend the maturity or alter any of the terms of any such obligation, or join in any agreement modifying the terms of the Indenture or any Transaction Document, (c) waive any provision hereof or grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed, at any time at Beneficiary's option, all or any part of the Trust Property, (e) take or release any other or additional security for any obligation herein mentioned, (f) make compositions or other arrangements with debtors in relation thereto, or (g) subordinate the lien or charge of this Deed of Trust.

     5.12  Additional Security.  If Beneficiary at any time holds additional
           -------------------
security for any of the Obligations secured hereby, all such security shall be taken, considered and held as cumulative, and Beneficiary may enforce the sale thereof or otherwise realize upon the same, at its option, either before or concurrently with the exercise of any of its rights or remedies hereunder or after a sale is made hereunder. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness secured hereby shall not diminish the force, effect or impair the liability of any maker, surety or endorser for the payment of any such indebtedness.

     5.13  Captions.  The captions or headings at the beginning of each Section
           --------
hereof are for the convenience of the parties and are not to be construed as a part of this Deed of Trust.

     5.14  Trust Irrevocable; No Offset. The Trust created hereby is irrevocable
           ----------------------------
by Trustors. No offset or claim that either Trustor now has or may in the future have against Beneficiary or Trustee shall relieve either Trustor from paying the amounts or performing the Obligations contained herein or secured hereby.

     5.15  Corrections.  Trustors shall, upon request of Trustee, promptly
           -----------
correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interest hereby created any of Trustors' properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

     5.16  Attorneys' Fees.  All references to "attorneys' fees" in this Deed of
           ---------------
Trust shall include, without limitation, such reasonable amounts as may then be charged by Beneficiary for legal services furnished by attorneys in the employ of Beneficiary (including reasonable charges for in-house counsel).

     5.17  Amendments.  This Deed of Trust cannot be waived, changed, discharged
           ----------
or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

     5.18  Acceptance by Trustee.  Trustee accepts this Trust when this Deed of
           ---------------------
Trust, duly executed and acknowledged, is made a public record as provided by law.

     5.19  Authorization to Rely.  Trustee, upon presentation to it of an
           ---------------------
affidavit signed by or on behalf of Beneficiary, setting forth any fact or facts showing a default by Trustors, or either of them, under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

     5.20  GOVERNING LAW.  THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED
           -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

     5.21  Time of Essence.  Time is of the essence of this Deed of Trust and of
           ---------------
every part hereof of which time is an element.

     5.22  Future Advances. To the extent Beneficiary may make advances pursuant
           ---------------
hereto or to the terms of the Indenture, the parties hereto acknowledge and intend that all such advances, if any, whenever hereafter made, shall be secured by this Deed of Trust with the same priority as the initial amounts advanced and secured by this Deed of Trust.

     5.23  Actions by Beneficiary to Preserve. Should an Event of Default occur,
           ----------------------------------
Beneficiary, in its own discretion, without obligation so to do and without further notice to or demand upon Trustors and without releasing Trustors from any Obligation, may make or do the same in such manner and to such extent as it may deem necessary to protect the security hereof. In connection therewith (without limiting Beneficiary's general powers), Beneficiary shall have and is hereby given the right, but not the obligation (a) to enter upon and take possession of the Trust Property, (b) to make additions, alterations, repairs and improvements to the Trust Property which it may consider necessary or proper to keep the Trust Property in good condition and repair the same as needed, (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary hereunder, (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appear to affect the security of this Deed of Trust or be or appear to affect the security of this Deed of Trust or be or appear to be prior or superior hereto, and (e) in exercising such powers, to pay necessary expenses and employ necessary or desirable consultants including, without limitation, in connection with applying for gaming approvals under applicable Gaming Laws and approvals for transfers of ownership for any liquor license.

     5.24  Reimbursement.  Trustors shall pay immediately upon demand all sums
           -------------
expended for expenses paid or incurred by Beneficiary, including, without limitation, court costs, expenses for evidence of title, appraisals and surveys, license fees, trustees' fees and reasonable attorneys' fees (including reasonable charges for in-house counsel), under any of the terms of this Deed of Trust, including, without limitation, the provisions of Section 5.22, together
                                                        ------------
with interest on the amount of each expenditure from the date of such expenditure at the Default Rate.

     5.25  Usury Savings Clause.  It is the intention of the parties to conform
           --------------------
strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this

Deed of Trust is a part. All agreements between Trustors, or either of them, and the Beneficiary, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Trustors for the use, forbearance or detention of the money to be loaned or advanced under the Indenture, the Notes, the Completion Capital Commitment, this Deed of Trust, any other Collateral Document, or any other agreement or instrument relating thereto, or for the payment or performance of any covenant or obligation contained herein or therein, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Trustors shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Trustors. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by the Beneficiary or any Holder shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of the Indenture until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

     5.26  Jurisdiction and Venue. At the sole option of Beneficiary, any action
           ----------------------
concerning this Deed of Trust or any other Transaction Document may be brought in the Colorado District Court for the County in which Beneficiary is located or in the United States District Court for the District of Colorado, and each Trustor consents to venue and personal jurisdiction with respect thereto.

     5.27  Waiver of Jury Trial.  Each Trustor hereby waives any right to jury
           --------------------
trial of any claim, cross-claim or counter-claim relating to or arising out of or in connection with this Deed of Trust and/or any of the other Transaction Documents.

     5.28  Waiver of Homestead and Other Exemptions.  To the extent permitted by
           ----------------------------------------
law, each Trustor hereby waives all rights to any homestead or other exemption to which such Trustor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.

     5.29  Construction Deed of Trust.  This Deed of Trust secures indebtedness
           --------------------------
for construction purposes as described in Section 4-9-313, Colorado Revised Statutes (1973), as amended.

     5.30  Gaming Laws.  The grant of, and terms and provisions of, this Deed of
           -----------
Trust, including, but not limited to, all rights and remedies of Beneficiary and powers of attorney and appointment, are expressly subject to all laws, statutes, regulations and orders affecting limited gaming or the sale of liquor (collectively, the "Gaming Laws"), in the State of Colorado, which may include, but not be limited to, the necessity for the Beneficiary to obtain the prior approval of the regulatory agencies enforcing the Gaming Laws before taking any action hereunder and to be licensed by such regulatory agencies before exercising certain rights and remedies hereunder.



                    [Remainder of page intentionally blank]

          IN WITNESS WHEREOF, Trustors have duly executed and delivered this Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests (Gilpin County, Colorado) as of the day and year first above written.

                                  ISLE OF CAPRI BLACK HAWK L.L.C.,
                                  a Colorado limited liability company


                                  By: /s/ Allan B. Solomon
                                      -------------------------------
                                      Name:  Allan B. Solomon
                                      Title: Secretary


                                  By: /s/ H. Thomas Winn
                                      -------------------------------
                                      Name:  H. Thomas Winn
                                      Title: Vice President


                                  ISLE OF CAPRI BLACK HAWK CAPITAL CORPORATION, a Colorado corporation


                                  By: /s/ Allan B. Solomon
                                      -------------------------------
                                      Name:  Allan B. Solomon
                                      Title: Secretary

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



     On August 19, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Allan B. Solomon [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

[SEAL APPEARS HERE]


                                   /s/ Yvonne M Gutierrez
                                   ------------------------------
                                   Signature of Notary

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



     On August 19, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Harold Thomas Winn, [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

[SEAL APPEARS HERE]


                                   /s/ Yvonne M Gutierrez
                                   ------------------------------
                                   Signature of Notary

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



     On August 19, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Allan B. Solomon [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

[SEAL APPEARS HERE]


                                   /s/ Yvonne M Gutierrez
                                   ------------------------------
                                   Signature of Notary

                                   Exhibit A
                                   ---------

        (Attached to and forming a part of the Deed of Trust to Public
        Trustee, Security Agreement, Financing Statement and Assignment
      of Rents and Leases, dated August 20, 1997 to the Public Trustee of the County of Gilpin, Colorado, from
                      Isle of Capri Black Hawk L.L.C. and
           Isle of Capri Black Hawk Capital Corp. for the benefit of
                      IBJ Schroder Bank & Trust Company)



                               LEGAL DESCRIPTION
                               -----------------


A PARCEL OF LAND IN SECTION 7, TOWNSHIP 3 SOUTH, RANGE 72 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY OF BLACK HAWK, COUNTY OF GILPIN, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE SOUTHERLY RIGHT-OF-WAY OF MAIN STREET AND THE NORTHWESTERLY CORNER OF LOT 5, BLOCK 51 OF THE CITY OF BLACK HAWK, FROM WHENCE TRIANGULATION STATION NO. 7 BEARS N73 29'55"W A DISTANCE OF 6105.74 FEET AND FROM WHENCE TRIANGULATION STATION NO. 9 BEARS N73 06'08"W A DISTANCE OF 4250.25 FEET AND FROM WHENCE THE SOUTH QUARTER CORNER OF SAID SECTION 7 BEARS S46 15'20"W A DISTANCE OF 1622.07 FEET; THENCE, DEPARTING FROM SAID RIGHT-OF-WAY N56 05'15"E A DISTANCE OF 21.21 FEET ALONG AMENDED RIGHT OF WAY; THENCE, CONTINUING ALONG SAID AMENDED RIGHT-OF-WAY S78 54'45"E A DISTANCE OF 713.45 FEET TO A POINT ON THE NORTHERLY LINE OF BLOCK 52, SAID CITY OF BLACK HAWK AND ALSO THE SOUTHERLY RIGHT-OF-WAY OF MAIN STREET AS PER ADG ENGINEERING SURVEY CURRENT IN OCTOBER 1995, N83 38'00"E A DISTANCE OF
41.60 FEET; THENCE, DEPARTING FROM SAID RIGHT-OF-WAY S06 22'00"E A DISTANCE OF
0.18 FEET; THENCE N83 38'00"E ALONG THE NORTHERLY LINE OF SAID BLOCK 52 A DISTANCE OF 88.31 FEET; THENCE, CONTINUING ALONG SAID NORTHERLY LINE S82 55'00"E A DISTANCE OF 291.38 FEET; THENCE, CONTINUING ALONG SAID NORTHERLY LINE S72 00'00"E A DISTANCE OF 264.50 FEET TO THE NORTHEASTERLY CORNER OF LOT 18, SAID BLOCK 52; THENCE S18 00'00"W A DISTANCE OF 100.00 FEET TO THE SOUTHEASTERLY CORNER OF SAID LOT 18; THENCE N72 00'00"W A DISTANCE OF 254.94 FEET ALONG THE SOUTHERLY LINE OF SAID BLOCK 52; THENCE N82 55'00"W A DISTANCE OF 270.03 FEET CONTINUING ALONG SAID SOUTHERLY LINE; THENCE S83 38'00"W A DISTANCE OF 33.06 FEET TO THE INTERSECTION OF THE SOUTHERLY LINE OF LOT 4, SAID BLOCK 52 AND LINE 4-1 OF THE STEVENS LODE; THENCE, DEPARTING FROM SAID SOUTHERLY LINE AND ALONG LINE 4-1 OF SAID STEVENS LODE S73 45'00"W A DISTANCE OF 143.20 FEET TO CORNER NO. 3 OF THE RUNNING LODE U.S. SURVEY NO. 592; THENCE S14 25'00"E A DISTANCE OF
150.10 FEET TO CORNER NO. 4 OF SAID RUNNING LODE; THENCE, ALONG LINE 4-1 OF SAID RUNNING LODE S73 45'00"W A DISTANCE OF 228.64 FEET; THENCE N78 52'00"W A DISTANCE OF

326.18 FEET TO SAID LINE 4-1 OF SAID STEVENS LODE; THENCE, ALONG SAID LINE 4-1 S73 45'00"W A DISTANCE OF 400.00 FEET TO CORNER NO. 1 OF SAID STEVENS LODE AND TO INTERSECT WITH LINE 4-1 OF THE WABASH LODE, U.S. MINERALS SURVEY NO. 42; THENCE N18 06'46"E ALONG LINE 4-1 OF SAID WABASH LODE A DISTANCE OF 328.65 FEET; THENCE N68 28'58"W A DISTANCE OF 85.12 FEET; THENCE, N30 32'16"E A DISTANCE OF
130.71 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID BLOCK 51; THENCE, S62 03'00"E ALONG SAID SOUTHERLY LINE A DISTANCE OF 69.21 FEET; THENCE, S78 52'00"E A DISTANCE OF 41.23 FEET TO THE SOUTHWESTERLY CORNER OF LOT 5, SAID BLOCK 51; THENCE, N11 08'00"E A DISTANCE OF 99.99 FEET TO THE POINT OF BEGINNING, CONTAINING 397,291.07 SQUARE FEET OR 9.1205 ACRES, MORE OR LESS.

                                    ANNEX A
                                    -------

        (Attached to and forming a part of the Deed of Trust to Public
       Trustee, Security Agreement, Financing Statement and Assignment
      of Rents and Leases, dated August 20, 1997 to the Public Trustee of the County of Gilpin, Colorado, from
  Isle of Capri Black Hawk L.L.C. and Isle of Capri Black Hawk Capital Corp.
               for the benefit of IBJ Schroder Bank & Trust Company)

                                 DEFINED TERMS
                                 -------------

     As used in this Deed of Trust, the following terms have the meanings set forth below. Any capitalized term used in this Deed of Trust which is not defined herein shall have the meaning ascribed to such term in the Deed of Trust.

     "Affilate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by Section 4.15 and 5.1 of the Indenture and not by
Section 4.10 of the Indenture) and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $250,000 or (b) for net proceeds in excess of $250,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.7 of the Indenture and (iv) a transfer of all Public Improvements (as defined in the Subdivision Agreement) and all installed physical facilities (as described in the Subdivision Agreement) required to be transferred by the Company to the city of Black Hawk, Colorado pursuant to the terms of the Subdivision Agreement shall not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital" means Isle of Capri Black Hawk Capital Corp., a Colorado corporation and a wholly owned subsidiary of the Company.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement among the Issuers, the Trustee, the Independent Construction Consultant and the Disbursement Agent, in connection with the Isle-Black Hawk.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and
(vi) investment funds investing solely in securities of the types described in
(ii), (iii), (iv) or (v) above if such fund has net assets of at least $500 million.

     "Casino America" means Casino America, Inc., a Delaware corporation.

     "Change of Control" means the occurence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than Casino America or any of its Affiliates (ii) the expiration or termination of the Management Agreement or the replacement of Casino America or any of its Affiliates as manager under the Management Agreement with any Person other than a successor to Casino America, (iii) the adoption of a plan relating to the liquidation or dissolution of the Company or Casino America, (iv) the liquidation or dissolution of the Company or Casino America or any successor thereto, (v) prior to the consummation of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, cease to collectively control a majority of the voting power of the Company, (vi) after an Initial Public Offering, the Company's becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(l) under the Exchange Act), other than Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power entitled to vote in the election of the Managers or Board of Directors of such other Person surviving the transaction and, at such time, Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, shall fail to beneficially own, directly or indirectly, securities representing greater than the combined voting power of the Company's or such other Person's Capital Stock as is beneficially owned by such Person or group; (vii) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Capital; and (vii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Managers (together with any new mangers or board members, as the case may be, whose election or appointment by such committee or whose nomination for election by the members or shareholders of the Company, as the case may be, was approved by a vote of a majority of the managers or board members, as the case may be, then still in office who were either managers or board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constituted a majority of the Managers then in office; provided, however, that a Change of Control shall not occur solely by reason of a Permitted C-Corp. Conversion.

     "Closing Date" means the closing date for the sale and original issurance of the Notes.

     "Collateral Documents" means, collectively, this Deed of Trust, the Security Agreement by the Issuers in favor of the Trustee, the Assignments of Patent, Trademark and Copyright, the Collateral Assignments by the Issuers in favor of the Trustee, the Cash Collateral and

Disbursement Agreement, the Issuer Pledge Agreement by the Company in favor of the Trustee, the Pledge and Assignment by the Issuers in favor of the Trustee, the Manager Subordination Agreement, Uniform Commercial Code financing statements and fixture filings, and any other agreements, instruments, documents, pledges or filings that evidence, set forth or limit the Lien of the Trustee in the Note Collateral.

     "Company" means Isle of Capri Black Hawk L.L.C., a Colorado limited liability company.

     "Completion Capital Commitment" means the Completion Capital Commitment dated as of the date of the Indenture executed by Casino America in favor of the Trustee for the benefit of the Holders.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person and its Sudsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accured (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on

Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) to the extent not included above, Contingent Interest, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the date of determination permitted without any prior such governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Person that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Construction Disbursement Account" means the account, to be maintained by the Disbursement Agent and pledged to the Trustee, pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $52.5 million of the net proceeds of the Offering shall be deposited.

     "Construction Disbursement Budget" means itemized scheduled setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction and equipping of the Isle-Black Hawk, as such schedules are delivered to the Disburesment Agent on the Closing Date and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

     "Contingent Interest" means with respect to any principal amount of the Notes as of any date after the Isle-Black Hawk becomes Operating, an amount equal to the product of (i) 5% of the Company's Consolidated Cash Flow for the Semiannual Period last completed times (ii) a fraction, the numerator of which is the amount of such principal and the denominator of which is $75.0 million.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Design-Build Agreement" means the Design-Build Agreement dated July 22, 1997 between the Company and Haselden Construction, Inc.

     "Disbursement Agent" means IBJ Schroder Bank & Trust Company, as disbursement agent.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the opinion of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Environmental Indemnity" means the Environmental Indemnity, dated as of August 20, 1997, by the Trustors in favour of the Beneficiary.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Default" occurs if:

     (a) the Issuers default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

     (b) the Issuers default in the payment when due of the principal of or premium, if any, on the Notes;

     (c) the Issuers fail to comply with the provisions described under Sections 3.9, 4.7, 4.9, 4.10, 4.15, 4.22, 4.28, 4.30, 4.31 or 5.1 of the
Indenture;

     (d) the Issuers fail for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes;

     (e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (f) the Issuers or any of their Subsidiaries fail to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (g) the Issuers breach any material representation or warranty set forth in the Collateral Documents, or default by the Issuers in the performance of any covenant set forth in the Collateral Documents, or repudiation by the Issuers of their obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Issuers for any reason;

     (h) either Issuer, any Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary of either Issuer certain events of bankruptcy or insolvency with respect to the Issuer or any of their Subsidiaries;

          (i)    commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv)   makes a general assignment for the benefit of its creditors, or

          (v)    generally is not paying its debts as they become due;

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against either Issuer, any Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary of either Issuer in an involuntary case;

          (ii) appoints a custodian of either Issuer or any Significant Subsidiary of either Issuer or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of either Issuer or any Significant Subsidiary of either Issuer or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary of either Issuer; or

          (iii) orders the liquidation of either Issuer or any Significant Subsidiary of either Issuer or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary of either Issuer;

     and the order or decree remains unstayed and in effect for 60 consecutive days;

     (j) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any Gaming Facility;

     (k) a default by Casino America in the performance of its obligations set forth in the Completion Capital Commitment or repudiation of its obligations under the Completion Capital Commitment;

     (l) the failure of the Isle-Black Hawk to be Operating by the Operating Deadline or to remain Operating thereafter, expect (i) as the hours of operation of the Isle-Black Hawk may be limited by any Gaming Authority or Gaming Law or
(ii) for a period of time not to exceed 20 days during any 30-day period and not to exceed 45 days during any one-year period; provided, however, that, in any event, there shall not be an Event of Default under this clause (l) (ii) if the failure to remain Operating during such period results from an Event of Loss which event shall be covered by Section 4.30 of the Indenture; or

     (m) any failure by the Issuers to repurchase Notes tendered pursuant to a Change of Control Offer (as defined below). Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control

Offer, (ii) deposit with the Paying Agent an amount to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicy announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above shall be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The source of funds for any repurchase of Notes upon a Change of Control shall be the Issuers' cash or cash generated from operations or other sources, including borrowings (if available and permitted pursuant to the terms of the Indenture) or sales of assets; however, there can be no assurance that sufficient funds shall be available at the time of any Change of Control to make any required purchases of Notes.

     Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuers and their Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Issuers to repurchase Notes as a result of a sale, lease transfer, conveyance or other disposition of less than all of the assets of the Issuers and their Subsidiaries, takes as a whole, to another Person or group may be uncertain.

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain, (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iv) any settlement in lieu of clauses(ii) or (iii) above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of the Company and its Subsidiaries.

     "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance or refinance the acquisition of (or entry into a capital lease by the Company or a Subsidiary with respect to) FF&E.

     "Final Plans" with respect to any particular work or improvement means Plans which (i) have received final approval from all governmental authorities required to approve such Plans prior to completion of the work or improvements and (ii) contain sufficient specificity to permit the completion of the work or improvement.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Issuers or any of their Subsidiaries incur, assume, guarantee or redeem any Indebtedness (other than revolving credit borrowings) or issue preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed
Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as of the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuers or any of their Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of (i) Fixed Interest, (ii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iii) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any or its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Issuers, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Interest" means interest on the principal amount of the Notes at 13% per annum from August 20, 1997 until maturity.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Limited Gaming Control Commission and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company, Casino America or Nevada Gold or any of their respective Subsidiaries.

          "Gaming Business" means the gaming business and includes all businesses either licensed or unlicensed by a Gaming Authority necessary for, incident to or connected with or arising out of the operation of a gaming establishment or facility (including developing and operating lodging, retail and restaurant facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and any businesses incident and useful to the gaming business, including, without limitation, food and beverage distribution operations to the extent that they are operated in connection with a gaming business.

     "Gaming Facility" means any tangible building or other structure used or expected to be used to enclose space in which a Gaming Business is conducted and
(i) wholly or partially owned; directly or indirectly, by the Company or any Subsidiary or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Company or Subsidiary; provided that the term Gaming Facility does not include any real property whether or not such building or other structure is located thereon or adjacent thereto or any furniture, fixtures and equipment, including gaming equipment, used in connection with any Gaming Business.

     "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of the Indenture, be subject.

     "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Company, including all licenses granted under the gaming laws of any jurisdiction to which the Company is, or may at any time after the date of the Indenture, be subject.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holders" means the record holders from time to time of the Notes.

     "Hotel Option" means the Company's option, subject to the terms and conditions set forth in the Design-Build Agreement, to build a hotel in connection with the development of the Isle-Black Hawk.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money (including accrued and unpaid Contingent Interest) or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursements agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit, performance or other surety bonds and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Indenture" means the Indenture dated as of August 20, 1997, among the Company, Capital and the Trustee, as trustee.

     "Independent Construction Consultant" means the independent construction consultant to be retained in connection with the construction of the Isle-Black Hawk, or any successor independent construction consultant appointed by the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Isle-Black Hawk" means the pending project to develop, construct, equip and operate the Isle of Capri Casino and related amenities, as described in the Offering Circular of the Issuers dated August 14, 1997, relating to the Series A Notes.

     "Issuers" means the Company and Capital.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commerical Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Management Agreement" means the Amended and Restated Management Agreement dated as of July 29, 1997, between the Company and Casino America relating to the management of the Isle-Black Hawk.

     "Management Subordination Agreement" means the Manager Subordination Agreement dated as of the date of the Indenture among the Company, Casino America and the Trustee.

     "Minimum Facilities" means, with respect to the Isle-Black Hawk, a casino which has in operation at least 1,025 slot machines and ten table games, related amenities (including a restaurant, buffet restaurant, a bar and an event area) and has parking for at least 900 vehicles, including parking for up to 150 vehicles which may be temporarily unavailable in the event that the Company exercises the Hotel Option.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries,
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), (iii) in the case of any Person that is treated as a pass-through entity for United States federal income tax purposes, the provision for taxes based on income or profits of such Person and its Subsidiaries for such period that would be applicable if such Person were taxable as a subchapter "C" corporation and
(iv) solely for the purpose of calculating the Fixed Charge Coverage Ratio to determine compliance by the Issuers with Sections 4.7, 4.9 and 4.27 of the Indenture, pre-opening expenses as determined in accordance with GAAP incurred by such Person in connection with the opening of the Isle-Black Hawk up to a maximum of $2.5 million.

     "Nevada Gold" means Nevada Gold, Inc., a Nevada corporation.

     "Note Collateral" means all assets, now owned or hereafter acquired, of the Issuers or any of their respective Subsidiaries, that are pledged or assigned, or required to be pledged or assigned under the Indenture or the Collateral Documents, to the Trustee pursuant to the Collateral Documents, which shall initially include all real estate, improvements and all personal property owned by the Issuers and all accounts held by or for the benefit of the Issuers, together with all proceeds thereof (including, without limitation, the proceeds of Assets Sales), in each case excluding FF&E acquired with FF&E Financing, gaming and liquor licenses, and certain other exceptions.

     "Notes" means the 13% Series A Notes due 2004 With Contingent Interest, together with the 13% Series B Notes due 2004 With Contingent Interest.

     "Offering" means the Offering of the Notes by the Issuers.

     "Offering Circular" means that certain offering circular, dated August 14, 1997, relating to the offering of Notes, and all supplements, schedules or other attachment thereto.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasure, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company or Capital, as the case may be, by two Officers of the Company or Capital, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Capital, as the case may be, that meets the requirements of
Section 12.5 of the Indenture.

     "Operating" means, with respect to the Isle-Black Hawk, the first time that
(i) all Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Isle-Black Hawk have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Issuers, sufficient funds remain in the Construction Disbursement Account to discharge such Liens and the Issuers have taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Isle-Black Hawk or the real property on which the Isle-Black Hawk shall be constructed, (iii) the Independent Construction Consultant, the general contractor and the architect of the Isle-Black Hawk shall have delivered a certificate to the Trustee certifying that the Isle-Black Hawk is substantially complete in all material respects in accordance with the Final Plans with respect to the Minimum Facilities and all applicable building and other laws, ordinances and regulations, (iv) the Isle-Black Hawk is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business, (v) the Minimum Facilities are open to the general public and operating in accordance with all applicable laws and (vi) a temporary certificate of occupancy has been issued for the Isle-Black Hawk by the appropriate governmental authorities.

     "Operating Deadline" means June 15, 1999.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.5 of the Indenture. The counsel may be an employee of or counsel to either the Issuers or the Trustee.

     "Paying Agent" means an office or agency where Notes may be presented for payment.

     "Permitted C-Corp. Conversion" shall mean a transaction resulting in the Company becoming a subchapter "C" corporation pursuant to the United States Internal Revenue Code; provided, that in connection with such transaction, (i) the subchapter "C" corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the beneficial holders of the Equity Interests of the subchapter "C" corporation resulting from such transaction shall be the same, and shall be in the same percentages, as the beneficial holders of the Equity Interests of the Company immediately prior to such transaction; (ii) the subchapter "C" corporation resulting from such transaction assumes all the obligations of the Company under the Notes, the Collateral Documents and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) the Trustee is provided 45 days' advance notice of such transaction and evidence reasonably satisfactory to the Trustee (which shall include but not to be limited to title insurance and/or an opinion of counsel) regarding the maintenance of the perfection, priority and proof of the security interest of the Trustee in the Note Collateral; (iv) after giving effect to such transaction no Default or Event of Default exists; (v) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; (vi) the subchapter "C" corporation resulting from such transaction will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and after giving pro forma effect as if the transaction had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio after the transaction of the subchapter "C" corporation resulting from such transaction shall be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately preceding the transaction; (vii) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; (viii) the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income gain or loss for federal income tax purposes as a result of such Permitted C-Corp. Conversion; and (ix) the Issuers shall have delivered to the Trustee an Officers' Certificate as to compliance with all of the above conditions.

     "Permitted Dispositions" means the sale, transfer, lease or other disposition of assets in the Trust Property, in the ordinary course of business, of inventory held in the ordinary course of business and other sales, transfers, or other dispositions of assets in the Trust Property in the ordinary course of business; provided that all provisions of the Indenture are complied with, including, without limitation, Sections 4.10 and 4.23.

     "Permitted Investments" means (i) any Investment in the Issuers or in a Wholly Owned Subsidiary of the Issuers that is engaged in the Gaming Business and that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Note Collateral; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Issuers or any Subsidiary of the Issuers in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Note Collateral, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Issuers engaged in the Gaming Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuers or a Wholly Owned Subsidiary of the Issuers and that is engaged in the Gaming Business; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 of the Indenture; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers; and
(vi) after the Isle-Black Hawk is Operating, any purchases from time to time by the Company of Notes.

     "Permitted Liens" means (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuers or any Subsidiary of the Issuers; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuers; (ii) Liens on property existing at the time of acquisition thereof by the Issuers or any Subsidiary of the Issuers (other than materials, supplies or FF&E acquired in connection with developing, constructing or equipping of, or commencing operations at, the Isle-Black Hawk), provided that such Liens were in existence prior to the contemplation of such acquisition; (iii) Liens existing on the date of the Indenture and previously disclosed to the Trustee in writing; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with the Isle-Black Hawk, (a) the work or supplies provided which gave rise to such lien were contemplated by the Design-Build Agreement; (b) there is no Default or Event of Default under the Cash Collateral and Disbursement Agreement and (c) the payment for such work or supplies is payable under the payment bond obtained by Haselden Construction, Inc. pursuant to the Design-Build Agreement; (vi) Liens on FF&E to secure Indebtedness permitted by clauses (ii) and (viii) of the second paragraph of Section 4.9 of the Indenture; (vii) Liens securing obligations in respect of the Indenture or the Notes; (viii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (ix) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company or any Subsidiary incurred in the ordinary course of business; and (x) Liens arising from filing Uniform Commercial Code financing statements for a precautionary purpose in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Issuers or any Subsidiary is lessee.

     "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization and a government agency or a political subdivision thereof.

     "Plans" means the plans, specifications, working drawings, change orders, correspondence and related items, which may be amended by the Company, as the case may be, as necessary or appropriate, that collectively; (i) provide for and detail the manner of development, construction and equipping of the Isle-Black Hawk; (ii) call for construction which shall permit the Isle-Black Hawk to be Operating on or prior to the Operating Deadline, subject only to Permitted Liens; (iii) call for construction which shall cause the Isle-Black Hawk to be Operating for a total cost consistent with its Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement) and the line items set forth therein; (iv) provide for and detail the manner of development, construction and equipping of, and the related budget for, the hotel which may be built in connection with the Isle-Black Hawk pursuant to the that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuers; (ii) Liens on property existing at the time of acquisition thereof by the Issuers or any Subsidiary of the Issuers (other than materials, supplies or FF&E acquired in connection with developing, constructing or equipping of, or commencing operations at, the Isle-Black Hawk), provided that such Liens were in existence prior to the contemplation of such acquisition; (iii) Liens existing on the date of the Indenture and previously disclosed to the Trustee in writing; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with the Isle-Black Hawk, (a) the work or supplies provided which gave rise to such lien were contemplated by the Design-Build Agreement; (b) there is no Default or Event of Default under the Cash Collateral and Disbursement Agreement and (c) the payment for such work or supplies is payable under the payment bond obtained by Haselden Construction, Inc. pursuant to the Design-Build Agreement; (vi) Liens on FF&E to secure Indebtedness permitted by clauses (ii) and (viii) of the second paragraph of Section 4.9 of the Indenture; (vii) Liens securing obligations in respect of the Indenture or the Notes; (viii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (ix) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company or any Subsidiary incurred in the ordinary course of business; and (x) Liens arising from filing Uniform Commercial Code financing statements for a precautionary purpose in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Issuers or any Subsidiary is lessee.

     "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization and a government agency or a political subdivision thereof.

     "Plans" means the plans, specifications, working drawings, change orders, correspondence and related items, which may be amended by the Company, as the case may be, as necessary or appropriate, that collectively; (i) provide for and detail the manner of development, construction and equipping of the Isle-Black Hawk; (ii) call for construction which shall permit the Isle-Black Hawk to be Operating on or prior to the Operating Deadline, subject only to Permitted Liens; (iii) call for construction which shall cause the Isle-Black Hawk to be Operating for a total cost consistent with its Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement) and the line items set forth therein; (iv) provide for and detail the manner of development, construction and equipping of, and the related budget for, the hotel which may be built in connection with the Isle-Black Hawk pursuant to the

Company's exercise of the Hotel Option, in accordance with the Construction Disbursement Budget, as amended, and the line items set forth therein; (v) to the extent such Plans are amended, in the reasonable, professional judgment of the Independent Construction Consultant, continue to represent a logical evolution consistent with previous Plans; and (vi) together with any amendments, and are consistent with the description of the Isle-Black Hawk contained herein, and are consistent with all governmental approvals are requirements, including, without limitation, the Black Hawk Building Department, Historical Architecture Review Commission, Gaming Authorities and the Subdivision Agreement.

     "Project" means the Isle of Capri casino as described in the Offering Circular, as the Plans may be amended pursuant to the Collateral Documents and the Indenture, but excluding (i) any obsolete personal property or real property improvements determined in good faith by either Trustor's Board of Directors to be no longer useful or necessary to the operations or support of the Project and
(ii) any equipment leased from a third party in the ordinary course of business.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 20, 1997, among the Issuers and the other party named on the signature page thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Restricted Investment" means an Investment other than a Permitted Investment .

     "Restricted Payment" means any of the following payments or other actions:
(i) declaration or payment of any dividend or any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company by a Wholly Owned Subsidiary or a Substantially Owned Subsidiary); (ii) purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Company) of any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);
(iii) any payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is pari passu with or subordinated to the Notes (other than Notes), in each case except a payment of interest (other than interest payable in Indebtedness incurred pursuant to clause (x) of the second paragraph of Section 4.9 of the Indenture) or a payment of principal on Indebtedness on or after the due date thereof in accordance with the payment provisions thereof in each case as such Indebtedness was permitted pursuant to Section 4.9 of the Indenture; or (iv) any Restricted Investment.
     "Semiannual Period" means the two fiscal quarter periods ending during the January or July immediately preceding the applicable interest payment date.

                                     xviii

     "Significant Subsidiary" means any Subsidiary that would be a significant subsidiary as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date of the Indenture.

     "Subdivision Agreement" means the Subdivision Agreement to be entered into after the issuance of the Notes, between the Company and the city of Black Hawk, Colorado.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Intercompany Notes" means the intercompany notes senior to any subordinated debt of, and pari passu with all existing senior Indebtedness of the issuing Subsidiary, issued by Subsidiaries of the Company in favor of the Company to evidence advances by the Company, in each case, in the form attached as an exhibit to the Indenture.

     "Substantially Owned Subsidiary" of any Person means a Subsidiary of such Person at least 80% of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares) shall at the time be owned by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Trustee" means IBJ Schroder Bank & Trust Company, as trustee under the Indenture.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                                      xix

                                    ANNEX B
                                    -------

        (Attached to and forming a part of the Deed of Trust to Public
        Trustee, Security Agreement, Financing Statement and Assignment
      of Rents and Leases, dated August 20, 1997 to the Public Trustee of the County of Gilpin, Colorado, from
  Isle of Capri Black Hawk L.L.C. and Isle of Capri Black Hawk Capital Corp.
             for the benefit of IBJ Schroder Bank & Trust Company)



                               NOTICE PROVISION
                               ----------------

     Any notice or communication by any party to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Trustors:

         Isle of Capri Black Hawk L.L.C.
         Isle of Capri Black Hawk Capital Corp.
         c/o Casino America, Inc., Manager
         711 Washington Loop
         Biloxi, Mississippi 39530
         Telecopier No.: (601) 435-5998
         Attention: President

     With a copy to:

         Mayer, Brown & Platt
         190 S. LaSalle Street, Suite 3100
         Chicago, Illinois 60603
         Telecopier No.: (312) 701-7711
         Attention: Paul Theiss

     If to the Beneficiary:

         IBJ Schroder Bank & Trust Company
         One State Street
         New York, New York 10004
         Telecopier No.: (213) 858-2952

     Any party, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.